As filed with the Securities and Exchange Commission on March 20, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFLEX INCORPORATED

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	3841	23-1147939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 East Swedesford Road, Suite 400,

Wayne, Pennsylvania 19087

Telephone: (610) 225-6800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

James J. Leyden

Vice President, General Counsel and Secretary

550 East Swedesford Road, Suite 400,

Wayne, Pennsylvania 19087

Telephone: (610) 225-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Roxane F. Reardon

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Tel: (212) 455-2000

Fax: (212) 455-2502

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
5.25% Senior Notes due 2024	$250,000,000	100%	$250,000,000	$29,050
Guarantees of 5.25% Senior Notes due 2024 (2)	N/A	N/A	N/A	N/A (3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Airfoil Technologies International-Ohio, Inc.	Delaware	34-1524431	9999	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Arrow International Investment Corp.	Delaware	51-0318940	6719	Little Falls Centre II 2751 Centerville Road Suite 3151 Wilmington, DE 19808 Telephone: (302) 225-5050

Arrow International, Inc.	Pennsylvania	23-1969991	3841	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Arrow Interventional, Inc.	Delaware	23-2766329	3841	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Hotspur Technologies, Inc.	Delaware	26-3621954	3841	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Semprus Biosciences Corp.	Delaware	76-0833065	2843	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Technology Holding Company II	Delaware	23-2365446	6719	Little Falls Centre II 2751 Centerville Road Suite 3148 Wilmington, DE 19808 Telephone: (302) 225-5050

Technology Holding Company III	Delaware	51-0375996	6719	Little Falls Centre II 2751 Centerville Road Suite 3149 Wilmington, DE 19808 Telephone: (302) 225-5050

Teleflex Medical Incorporated	California	95-1867330	3841	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

TFX Equities Incorporated	Delaware	23-2494396	6719	Little Falls Centre II 2751 Centerville Road Suite 3150 Wilmington, DE 19808 Telephone: (302) 225-5050

TFX International Corporation	Delaware	51-0234032	6719	Consolidated Services Limited 3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda, Telephone: (441) 295-8313

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
TFX Medical Wire Products, Inc.	Delaware	41-1820485	3841	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

TFX North America Inc.	Delaware	02-0622705	6719	Consolidated Services Limited 3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda, Telephone: (441) 295-8313

VasoNova, Inc.	Delaware	20-3890775	3845	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Vidacare LLC	Delaware	74-2899035	3841	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Wolfe-Tory Medical, Inc.	Utah	87-0516090	3841	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated March 20, 2015

PRELIMINARY PROSPECTUS

Teleflex Incorporated

Offer to Exchange

$250,000,000 aggregate principal amount of 5.25% Senior Notes due 2024 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding $250,000,000 aggregate principal amount of 5.25% Senior Notes due 2024 (the “outstanding notes” and, together with the exchange notes, the “notes” and such transaction, the “exchange offer”).

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of our existing and future wholly-owned domestic subsidiaries that is a guarantor or other obligor under our revolving credit facility and by certain of our other wholly-owned domestic subsidiaries.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at midnight, New York City time, at the end of the day on , 2015, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

•	We will not receive any proceeds from the exchange offer.

Results of the Exchange Offer:

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in such outstanding notes and in the indenture governing the notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 16 of this prospectus before participating in the exchange offer.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained or incorporated by reference herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the exchange notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TRADEMARKS AND TRADE NAMES

We own or have rights to use various trademarks, trade names and service marks in conjunction with the operation of our business, including, but not limited to: Arrow, Deknatel, EZ-IO, Gibeck, Hem-o-lok, Hudson RCI, LMA, OnControl, Pilling, Pleur-evac, Rusch, Taut, TFX OEM and Weck. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, SM or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

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INDUSTRY AND MARKET DATA

The industry and market data contained or incorporated by reference in this prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements made in this prospectus, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business and the industry and markets in which we operate. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements due to a number of factors, including:

•	changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments;

•	demand for and market acceptance of new and existing products;

•	our ability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with expectations;

•	our ability to effectively execute our restructuring programs;

•	our inability to realize savings resulting from restructuring plans and programs at anticipated levels;

•	the impact of recently passed healthcare reform legislation and changes in Medicare, Medicaid and third-party coverage and reimbursements;

•	competitive market conditions and resulting effects on revenues and pricing;

•	increases in raw material costs that cannot be recovered in product pricing;

•	global economic factors, including currency exchange rates, interest rates and sovereign debt issues;

•	difficulties entering new markets; and

•	general economic conditions.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the

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forward-looking statements will occur or, if any of them does, what impact they will have on our results of operation and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You should not place undue reliance on forward-looking statements. Such statements speak only as to the date on which they are made, and we undertake no obligation to update or revise any forward-looking statement, regardless of future developments or availability of new information, except as may be required by law.

BASIS OF PRESENTATION

Effective January 1, 2014, we realigned our operating segments due to changes in our internal financial reporting structure. Specifically, our Vascular North America, Anesthesia/Respiratory North America and Surgical North America businesses, which previously comprised much of our former Americas reportable segment, are now separate reportable segments. As a result, we now have six reportable segments: Vascular North America, Anesthesia/Respiratory North America, Surgical North America, EMEA, Asia and OEM and Development Services (“OEM”). Certain operating segments are not material and are therefore included in the “All other” line item in tabular presentations of segment information. Additionally, we made changes to the allocation methodology of certain costs, including manufacturing variances and research and development costs, among our businesses to improve accountability, which resulted in changes to the previously reported segment profitability. Information in this prospectus regarding net revenues from external customers by reportable business segment for all prior comparative periods have been recast to reflect our new segment presentation. See “Prospectus Summary—Summary Financial Data” and Note 16 to the audited consolidated financial statements as of and for the year ended December 31, 2014 incorporated by reference herein for additional information.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and the exchange offers. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference in this prospectus for a more complete understanding of us and the exchange offers. In particular, we incorporate by reference important business and financial information into this prospectus. This summary contains forward-looking statements that involve risks and uncertainties.

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “Teleflex,” “we,” “Company,” “us” and “our” refer to Teleflex Incorporated and its consolidated subsidiaries. “Issuer” refers to Teleflex Incorporated, exclusive of its subsidiaries.

Our Company

We are a global provider of medical technology products that enhance clinical benefits, improve patient and provider safety and reduce total procedural costs. We primarily design, develop, manufacture and supply single-use medical devices used by hospitals and healthcare providers for common diagnostic and therapeutic procedures in critical care and surgical applications. Because our products are used in numerous markets and for a variety of procedures, we are not dependent upon any end-market or procedure.

We sell our products to hospitals and healthcare providers worldwide through a combination of our direct sales force and distributors. We manufacture our products at 26 manufacturing sites, with major manufacturing operations located in the Czech Republic, Germany, Malaysia, Mexico and the United States. For the year ended December 31, 2014, we generated net revenues of $1,839.8 million and net income of $188.8 million.

We are focused on achieving consistent, sustainable and profitable growth and improving our financial performance by increasing our market share and improving our operating efficiencies through:

•	the development of new products and product line extensions;

•	the investment in new technologies and the broadening of their applications;

•	expansion of the use of our products in existing markets and introduction of our products into new geographic markets;

•	achieving economies of scale as we continue to expand by leveraging our direct sales force and distribution network with new products and increasing efficiencies in our manufacturing and distribution facilities; and

•	the broadening of our product portfolio through select acquisitions, licensing arrangements and partnerships that enhance, extend or expedite our development initiatives or our ability to increase our market share.

Our research and development capabilities, commitment to engineering excellence and focus on low-cost manufacturing enable us to consistently bring cost effective, innovative products to market that improve the safety, efficacy and quality of healthcare. Our research and development initiatives focus on developing new, innovative products for existing and new therapeutic applications as well as enhancements to, and line extensions of, existing products. We introduced 16 new products and line extensions during 2014 and 43 since 2013. Our portfolio of existing products and products under development consist primarily of Class I and Class II devices, which require 510(k) clearance by the United States Food and Drug Administration, or FDA, for sale in the United States. We believe that 510(k) clearance reduces our research and development costs and risks, and typically results in a shorter timetable for new product introductions as compared to the premarket approval, or PMA, process that would be required for Class III devices.

Our Segments

Effective January 1, 2014, we realigned our operating segments due to changes in our internal financial reporting structure. The Vascular North America, Anesthesia/Respiratory North America and Surgical North America businesses, which previously comprised much of our historical Americas reportable segment, are now separate reportable segments. We conduct our operations through six reportable segments: Vascular North America, Anesthesia/ Respiratory North America, Surgical North America, EMEA, Asia and OEM. The following charts depict our net revenues by segment as a percentage of our total consolidated net revenues for the years ended December 31, 2014, 2013 and 2012.

Vascular North America. Our vascular access products facilitate a variety of critical care therapies, including the administration of intravenous medications and other therapies and the measurement of blood pressure and taking of blood samples through a single puncture site. We believe that our vascular product portfolio offers the opportunity to reduce injuries to the healthcare provider, expedite placement of a central venous catheter, reduce patient exposure to x-rays, expedite infusion of medication and reduce the risk of catheter related infection, thrombosis and occlusion for the patient. Moreover, we believe our products can help hospitals achieve reduced costs, improved quality and patient outcomes, decreased length of stay and increased satisfaction.

Anesthesia/Respiratory North America. Our anesthesia /respiratory segment provides solutions for clinicians working primarily in the emergency, operating room or critical care settings. Our anesthesia/respiratory product portfolio includes a variety of airway management, pain management and respiratory care products that are designed to help eliminate complications and improve procedural efficiencies. Our airway management products, marketed under the LMA and Rusch brands, are designed to help eliminate airway related complications and improve procedural efficiencies for patients in surgical, critical care and emergency settings. Our portfolio of pain management products are marketed under the Arrow brand and are designed to provide pain relief during a broad range of surgical and obstetric procedures, thereby helping clinicians better manage each patient’s individual pain while reducing complications and associated costs. Our pain management products include epidural catheters and trays, spinal needles and trays and peripheral nerve block needles, catheters, trays and ambulatory pain pumps.

Our respiratory products are used in a variety of care settings and include oxygen therapy products, including oxygen masks, cannulas, humidifiers and tubing; aerosol therapy products, including small and large volume nebulizers, peak flow meters and aerosol chambers; spirometry products, including incentive breathing exercisers; and ventilation management products, including ventilator circuits, humidification devices and bacteria/virus filters.

Surgical North America. Our surgical products, which are predominantly comprised of single-use products, include: ligation and closure products, including appliers, clips and sutures used in a variety of surgical procedures; access ports used in minimally invasive surgical procedures, including robotic surgery; fluid management products used for chest drainage; and, more recently a microlaparoscopic product line, designed to enhance surgeons’ ability to perform scarless surgery while producing better patient outcomes. Our surgical products also include reusable hand-held instruments for general and specialty surgical procedures. We market our surgical products under the Deknatel, Pilling, Pleur-evac, Taut and Weck brand names.

Europe, the Middle East and Africa (“EMEA”). Our EMEA segment designs, manufactures and distributes medical devices primarily used in critical care, surgical applications and cardiac care and generally serves two end markets: hospitals and healthcare providers, and home health. The products of the EMEA segment are most widely used in the acute care setting for a range of diagnostic and therapeutic procedures and in general and specialty surgical applications.

Asia. Our Asia segment, like our EMEA segment, designs, manufactures and distributes medical devices primarily used in critical care, surgical applications and cardiac care and generally serves two end markets: hospitals and healthcare providers, and home health. The products of the Asia segment are most widely used in the acute care setting for a range of diagnostic and therapeutic procedures and in general and specialty surgical applications.

OEM. The OEM segment designs, manufactures and supplies devices and instruments for other medical device manufacturers. Our OEM division, which includes the TFX OEM and Deknatel OEM nameplates, provides custom-engineered extrusions, diagnostic and interventional catheters, sheath/dilator sets (introducers) and kits, sutures, performance fibers, and bioresorbable resins and fibers. We offer an extensive portfolio of integrated capabilities, including engineering, material selection, regulatory affairs, prototyping, testing and validation, manufacturing, assembly, and packing.

All other businesses. Certain operating segments are not material and are therefore included in the “All other” line item in tabular presentations of segment information. Our “All other” line item includes specialty products such as interventional access products, which focus on dialysis, oncology and critical care at hospitals, and products provided to specialty market customers including home care, pre-hospital and other alternative channels of care, which focus on urology, respiratory and anesthesia products, cardiac care products such as diagnostic and intra-aortic balloon catheters and capital equipment, as well as our Latin America business.

Our Markets

We generally serve three end-markets: hospitals and healthcare providers, medical device manufacturers and home care. These markets are influenced by a number of factors, including demographics, utilization and reimbursement patterns. The following charts depict the percentage of net revenues for the years ended December 31, 2014, 2013 and 2012 derived from each of our end markets.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and contribute to our continued success:

Diversified, global medical technology company. We are a global medical technology company that designs, develops, manufactures and supplies medical devices for critical care and surgical applications, with an emphasis on single-use medical devices used by hospitals and healthcare providers for common diagnostic and therapeutic procedures. We sell and market our products worldwide through a combination of our direct sales force and independent distributors. Our revenues are not dependent on any one product, end-market or procedure.

Well-positioned to take advantage of favorable industry dynamics. We believe the medical markets in which we currently participate represent an aggregate addressable market of approximately $15 billion. Growth drivers for our medical markets include favorable market demographics such as the aging population, improving standard of living in emerging markets and increasing overall demand for medical products, technology advancements, increasing awareness of infection prevention and a general demand for a better quality of life. We believe we are well positioned to take advantage of the favorable dynamics in our markets due to the breadth and quality of our portfolio, established global brands, global manufacturing and distribution network, broad customer base and focus on single-use products used in non-elective procedures.

Leading market positions with established global brands. We believe each of our end-user medical product groups has a leading market position with well established, global brands that are recognized for their consistently high quality and reliability. These brands include Arrow, Deknatel, EZ-IO, Hudson RCI, Gibeck, LMA, OnControl, Pilling, Pleur-evac, Rusch, Taut, and Weck.

Broad portfolio of non-elective, single-use medical products. Approximately 94% of our net revenues for the year ended December 31, 2014 were derived from single-use, disposable products. The majority of our single-use medical devices are used in non-elective procedures which we believe provides us with a portfolio of recurring revenue items with minimal exposure to cyclical activity. In addition, our focus on single-use medical products reduces our overall capital expenditures, improving our cash flow generation. Our capital expenditures for the year ended December 31, 2014 were approximately $67.6 million, or approximately 3.7% of our net revenues for such period.

Diversified customer and supplier base. We have a diversified customer base and are not dependent on any single customer for a substantial amount of our revenues. For the year ended December 31, 2014, only three customers individually accounted for more than 1% of our net revenues, the largest of which accounted for approximately 8%, and our top ten customers in aggregate accounted for less than 20% of our net revenues. Similarly, materials used in the manufacture of our medical products are purchased from a large number of suppliers in diverse geographic locations. For the year ended December 31, 2014, no supplier accounted for greater than 3% of our raw materials, and our top ten suppliers in aggregate accounted for less than 20% of our raw materials.

Strong cash flow generation and proven history of deleveraging. We have demonstrated strong cash flow generation underpinned by the diversity of our revenue sources and our acute focus on cost management. We generated net cash provided by operating activities from continuing operations of $290.2 million during the year ended December 31, 2014. From our acquisition of Arrow International in October 2007 through December 31, 2014, a combination of our strong cash flow generation from continuing operations and divestitures of our non-core businesses has allowed us to supplement our product portfolio through select market-share enhancing and late-stage technology acquisitions, and allowed us to repay approximately $1.1 billion in debt.

Experienced management team. We have a senior management team with extensive experience in the medical industry. Benson F. Smith has served as our CEO since January 30, 2011 and has been a member of our board of directors since 2005. Mr. Smith has over 40 years of experience in the medical device industry. Our

CFO, Thomas E. Powell, has over 30 years of professional experience, including, as CFO for Tomotherapy Incorporated, a medical device company, prior to joining Teleflex in August 2011. Our senior management team has a proven track record of employing a disciplined portfolio management strategy, including several acquisitions and divestitures, that has transformed Teleflex into a global medical device company from an industrial company traditionally focused on the automotive, commercial and aerospace sectors.

Our Strategy

We plan to continue to grow our business and improve our financial performance by implementing our business strategy, the key elements of which are:

Maintain acute focus on research and development. Our research and development initiatives are focused on developing new, innovative products for existing and new therapeutic applications as well as enhancements to, and line extensions of, existing products. We introduced 16 new products and line extensions during 2014 and 43 since 2013. Our portfolio of existing products and pipeline of potential new products consist primarily of Class I and Class II devices, which require 510(k) clearance by the FDA for sale in the United States. We believe the 510(k) clearance reduces our research and development costs and risks, and typically results in a shorter timetable for new product introduction as compared to the premarket approval, or PMA, process that would be required for Class III devices.

Continue to enhance market leadership positions. In addition to focusing on research and development and technology, we expect to also enhance our market leadership positions by leveraging our global established brands and distribution network and selectively pursuing acquisitions, licensing and partnership agreements that may provide us with access to new markets for all of our products. We have well-established, global brands across all of our product groups, which we are able to leverage in our efforts to commercialize new products and expand the use of existing products into new geographic markets and therapeutic applications. Our existing global sales force and distribution network allow us to rapidly commercialize new products globally upon obtaining regulatory approvals. We also continually evaluate the composition of the portfolio of our products and businesses to ensure alignment with our overall objectives. We strive to maintain a portfolio of products and businesses that provide consistency of performance, improved profitability and sustainable growth. In furtherance of these objectives, we may identify opportunities to expand our margins through strategic divestitures of existing businesses and product lines that do not meet our financial criteria.

Continue to achieve consistent, sustainable and profitable growth. We intend to continue to achieve consistent, sustainable and profitable growth by increasing our market share and improving our operating efficiencies. We expect to increase our market share through the development of new products, the expansion of the use of existing products, the introduction of existing products into new geographic markets and the potential broadening of our product portfolio through selected acquisitions, licensing agreements and partnerships. Our efforts to improve our operating efficiencies include leveraging our direct sales force and distribution network with new products, manufacturing and distribution facility rationalization, such as our 2014 Manufacturing Footprint Realignment Plan (as defined in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference herein), and achieving economies of scale as we continue to expand.

Teleflex Incorporated is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 550 East Swedesford Road, Suite 400, Wayne, PA 19087, and our telephone number at this location is (610) 225-6800. Our website is www.teleflex.com. Information on our website is not part of this prospectus.

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On May 21, 2014, we issued an aggregate of $250,000,000 principal amount of 5.25% Senior Notes due 2024 in a private offering. In connection with the private offering of the outstanding notes, we entered into a registration rights agreement with the initial purchasers in which we and the guarantors agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 450 days after the date of issuance and sale of the outstanding notes.

You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	We are offering to exchange up to $250,000,000 aggregate principal amount of 5.25% Senior Notes due 2024, which have been registered under the Securities Act, for any and all of our 5.25% Senior Notes due 2024.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.

Resales	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at midnight, New York City time, at the end of the day on , 2015 unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest will be payable semi-annually on June 15 and December 15. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, we and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus.

Summary of the Terms of the Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of the Notes” in this prospectus.

Issuer	Teleflex Incorporated, a Delaware corporation.

Notes Offered	$250.0 million aggregate principal amount of 5.25% Senior Notes due 2024.

Maturity	The exchange notes will mature on June 15, 2024.

Interest Rate	The exchange notes will bear interest at a rate of 5.25% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest Payment Dates	June 15 and December 15 of each year. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange.

Guarantees	The obligations under the exchange notes will be fully and unconditionally guaranteed, jointly and severally, by each of our existing and future wholly-owned domestic subsidiaries that is a guarantor or other obligor under our revolving credit facility and by certain of our other wholly-owned domestic subsidiaries.

Not all of our subsidiaries will guarantee the exchange notes. Our non-guarantor subsidiaries generated approximately 50% of our consolidated net revenue in the year ended December 31, 2014 and held approximately 51% of our consolidated assets as of December 31, 2014.

The guarantees will be automatically and permanently released if the exchange notes are rated investment grade by both Moody’s and S&P and in certain other circumstances. See “Description of Notes—Certain Covenants—Changes in Covenants When Notes Are Rated Investment Grade” and “Description of Notes—Note Guarantees.”

Ranking	The exchange notes and the guarantees thereof will be our and the guarantors’ general unsecured senior obligations and will:

•	rank senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness;

•	rank pari passu in right of payment with all of our and the guarantors’ existing and future senior indebtedness;

•	be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, including debt under our revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of the existing and future indebtedness and other claims and liabilities, including preferred stock, of each of our subsidiaries that do not guarantee the notes.

As of December 31, 2014:

•	we had approximately $1,104.6 million of total indebtedness, including $250.0 million of senior unsecured indebtedness (all of which was represented by the outstanding notes) and $649.9 million of indebtedness that was subordinated to the notes (which reflects, with respect to our 3.875% convertible senior subordinated notes due 2017 (the “Convertible Notes”), the principal amount of the Convertible Notes);

•	of our total indebtedness, we had approximately $204.7 million of secured indebtedness (comprised of $200.0 million of indebtedness under our revolving credit facility and $4.7 million of indebtedness under our accounts receivable securitization facility) to which the outstanding notes were effectively subordinated;

•	we had borrowing capacity under our revolving credit facility, after taking into account the limitations under the covenants thereunder, of $533.1 million and borrowing capacity under our accounts receivable securitization facility of $45.3 million; and

•	our non-guarantor subsidiaries had $226.4 million of our consolidated liabilities, all of which was structurally senior to the outstanding notes.

Optional Redemption	At any time on or after June 15, 2019, we may redeem all or a part of the exchange notes at the redemption prices set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

In addition, at any time prior to June 15, 2019, we may, on one or more occasions, redeem all or a part of the exchange notes at a redemption price equal to 100% of the principal amount of the exchange notes redeemed plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

At any time prior to June 15, 2017, we may also redeem up to 35% of the aggregate principal amount of the exchange notes, using the net cash proceeds of certain qualified equity offerings, at a redemption price equal to 105.25% of the principal amount of the exchange notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

See “Description of Notes—Optional Redemption.”

Change of Control	If we experience certain change of control events, we must offer to repurchase the exchange notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the exchange notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date. See “Description of Notes—Repurchase at the Option of Holders— Change of Control.”

Asset Sale Offer	If we sell assets, under certain circumstances, we will be required to use the net proceeds to make an offer to purchase exchange notes at an offer price in cash in an amount equal to 100% of the principal amount of the exchange notes repurchased, plus accrued and unpaid interest to, but not including, the applicable repurchase date. See “Description of Notes—Asset Sales.”

Restrictive Covenants	The indenture governing the exchange notes will contain covenants that, among other things, will impose significant restrictions on our business. The restrictions that these covenants place on us and our restricted subsidiaries include limitations on our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	sell assets;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to us; and

•	designate restricted subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions and limitations, which are described under “Description of Notes.”

Certain of these covenants will permanently cease to be in effect if the exchange notes are rated investment grade by both Moody’s and S&P. See “Description of Notes—Certain Covenants—Changes in Covenants When Notes Are Rated Investment Grade.”

Events of Default

Except as described under “Description of Notes—Events of Default and Remedies,” if an event of default with respect to the exchange notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the exchange notes plus accrued and unpaid interest. In addition, the principal amount of the exchange notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

No Prior Market	The exchange notes will generally be freely transferable, but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system.

Risk Factors	You should carefully consider all information in this prospectus prior to exchanging your outstanding notes. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus before participating in the exchange offer.

Summary Financial Data

The summary financial data presented for the years ended December 31, 2012, 2013 and 2014 and as of December 31, 2012, 2013 and 2014 has been derived from our audited financial statements incorporated by reference herein. This summary should be read together with our financial statements and the accompanying notes to those statements incorporated by reference herein.

Certain financial information is presented on a rounded basis, and consequently, totals may appear not to sum.

	Years Ended December 31,
	2012	2013	2014
	(Dollars in thousands)
Statement of Income Data:
Net revenues	$1,551,009	$1,696,271	$1,839,832
Cost of goods sold	802,784	857,326	897,404

Gross profit	748,225	838,945	942,428
Selling, general and administrative expenses	454,489	502,187	578,657
Research and development expenses	56,278	65,045	61,040
Goodwill impairment (1)	332,128	—	—
Restructuring and other impairment charges	3,037	38,452	17,869
Net gain on sales of businesses and assets	(332)	—	—

Income (loss) from continuing operations before interest, loss on extinguishments of debt and taxes	(97,375)	233,261	284,862
Interest expense	69,565	56,905	65,458
Interest income	(1,571)	(624)	(706)
Loss on extinguishments of debt	—	1,250	—

Income (loss) from continuing operations before taxes	(165,369)	175,730	220,110
Taxes on income (loss) from continuing operations	16,413	23,547	28,650

Income (loss) from continuing operations	(181,782)	152,183	191,460
Operating loss from discontinued operations (2)	(9,207)	(2,205)	(3,407)
Tax benefit on loss from discontinued operations	(1,887)	(1,770)	(698)

Loss from discontinued operations	(7,320)	(435)	(2,709)

Net income (loss)	(189,102)	151,748	188,751
Less: Net income attributable to noncontrolling interest	955	867	1,072

Net income (loss) attributable to common shareholders	$(190,057)	$150,881	$187,679

Net income (loss) attributable to common shareholders from continuing operations	$(182,737)	$151,316	$190,388

Balance Sheet Data (end of period):
Cash and cash equivalents	$337,039	$431,984	$303,236
Goodwill	1,238,452	1,354,203	1,323,553
Intangible assets, net	1,058,792	1,255,597	1,216,720
Total assets	3,733,687	4,209,007	3,977,255
Total borrowings (3)	969,980	1,286,287	1,068,401
Total equity	1,781,537	1,916,016	1,913,699

	Years Ended December 31,
	2012	2013	2014
	(Dollars in thousands)

Other Financial Data (1):
Net cash provided by (used in):
Operating activities from continuing operations	$194,618	$231,299	$290,241
Investing activities from continuing operations	(368,258)	(372,638)	(108,137)
Financing activities from continuing operations	(65,653)	231,170	(287,703)
Capital expenditures	65,394	63,580	67,571
Total indebtedness (4)	$1,029,700	$1,334,700	$1,104,598
Total secured indebtedness	$379,700	$684,700	$204,700
Net secured indebtedness (5)	$42,661	$252,716	$(98,536)
Ratio of earnings to fixed charges	— (6)	3.6	3.9

(1)	In the first quarter of 2012, we changed our former North America reporting unit structure from a single reporting unit to five reporting units comprised of Vascular, Anesthesia/Respiratory, Cardiac, Surgical and Specialty. We allocated the assets and liabilities of our former North America segment among the new reporting units based on their respective operating activities, and then allocated goodwill among the reporting units using a relative fair value approach, as required by FASB Accounting Standards Codification (“ASC”) Topic 350. Following this allocation, we performed goodwill impairment tests on these new reporting units. As a result of these tests, we determined that three of the reporting units in our former North America segment were impaired, and, in the first quarter of 2012, we recorded aggregate goodwill impairment charges of $332 million, consisting of $220 million in our Vascular reporting unit, $107 million in our Anesthesia/Respiratory reporting unit and $5 million in our Cardiac reporting unit in the first quarter of 2012.
(2)	Gain on disposal of discontinued operations included in operating loss from discontinued operations is as follows:

	Years Ended December 31,
	2012	2013	2014
	(Dollars in thousands)
Gain on disposal of discontinued operations	$2,205	$—	$—

(3)	Reflects amount of current and long-term borrowings outstanding as reflected on our balance sheet, which, in accordance with GAAP, does not include the total outstanding principal amount of our Convertible Notes. In accordance with ASC 470-20, the fair value of the feature to convert the Convertible Notes into common stock is reported as a component of stockholders’ equity. The Convertible Notes are reported at a discount to the principal amount on our balance sheet resulting in a decrease in the amount of debt with an increase in equity reported in our financial statements. Under GAAP, the amount of debt reported will accrete up to the principal amount over the expected term of the Convertible Notes. ASC 470-20 does not affect the actual amount that we are required to repay.
(4)	Total indebtedness reflects, with respect to the Convertible Notes, the principal amount of the Convertible Notes payable at maturity.
(5)	Net secured indebtedness refers to total secured indebtedness less cash and cash equivalents.
(6)	Due to our loss from continuing operations before taxes before adjustment for income or loss from equity investees for the year ended December 31, 2012, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $166.7 million to achieve a coverage of 1:1.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained in or incorporated by reference into this prospectus before deciding whether to participate in the exchange offers. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” in this prospectus.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offer due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	changes in the overall market for securities similar to the exchange notes;

•	changes in our operating performance or financial condition;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the conditions of the financial markets; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Business

We face strong competition. Our failure to successfully develop and market new products could adversely affect our business.

The medical device industry is highly competitive. We compete with many domestic and foreign medical device companies ranging from small start-up enterprises that might sell only a single or limited number of competitive products or compete only in a specific market segment, to companies that are larger and more established than us, have a broad range of competitive products, participate in numerous markets and have access to significantly greater financial and marketing resources than we do.

In addition, the medical device industry is characterized by extensive product research and development and rapid technological advances. The future success of our business will depend, in part, on our ability to design and manufacture new competitive products and enhance existing products. Our product development efforts may require us to make substantial investments. There can be no assurance that unforeseen problems will not occur with respect to the development, performance or market acceptance of new technologies or products, such as our inability to:

•	identify viable new products;

•	obtain adequate intellectual property protection;

•	gain market acceptance of new products; or

•	successfully obtain regulatory approvals.

In addition, our competitors currently may be developing, or may develop in the future, products that provide better features, clinical outcomes or economic value than those that we currently offer or subsequently develop. Our failure to successfully develop and market new products or enhance existing products could have an adverse effect on our business, financial condition and results of operations.

Our customers depend on third party coverage and reimbursements and the failure of healthcare programs to provide coverage and reimbursement, or the reduction in reimbursement levels, for our medical products could adversely affect us.

The ability of our customers to obtain coverage and reimbursement for our products is important to our business. Demand for many of our existing and new medical products is, and will continue to be, affected by the extent to which government healthcare programs and private health insurers reimburse our customers for patients’ medical expenses in the countries where we do business. Even when we develop or acquire a promising new product, demand for the product may be limited unless reimbursement approval is obtained from private and governmental third party payors. Internationally, healthcare reimbursement systems vary significantly. In some countries, medical centers are constrained by fixed budgets, regardless of the extent of their patient treatment. Other countries require application for, and approval of, government or third party reimbursement. Without both favorable coverage determinations by, and the financial support of, government and third party insurers, the market for many of our medical products would be adversely affected. We cannot be sure that third party payors will maintain the current level of coverage and reimbursement to our customers for use of our existing products. Adverse coverage determinations or any reduction in the amount of reimbursement could harm our business by reducing customers’ selection of our products and the prices they are willing to pay.

In addition, as a result of their purchasing power, third party payors are implementing cost cutting measures such as seeking discounts, price reductions or other incentives from medical products suppliers and imposing limitations on coverage and reimbursement for medical technologies and procedures. These trends could compel us to reduce prices for our products and could cause a decrease in the size of the market or a potential increase in competition that could negatively affect our business, financial condition and results of operations.

We may not be successful in achieving expected operating efficiencies and sustaining or improving operating expense reductions, and may experience business disruptions associated with restructuring, facility consolidations, realignment, cost reduction and other strategic initiatives.

Over the past several years we have implemented a number of restructuring, realignment and cost reduction initiatives, including the realignment of our North American organizational structure, facility consolidations and reductions in our workforce. While we have realized some efficiencies from these actions, we may not realize the benefits of these initiatives to the extent we anticipated. Further, such benefits may be realized later than expected, and the ongoing difficulties in implementing these measures may be greater than anticipated, which could cause us to incur additional costs or result in business disruptions. In addition, if these measures are not successful or sustainable, we may be compelled to undertake additional realignment and cost reduction efforts, which could result in significant additional charges. Moreover, if our restructuring and realignment efforts prove ineffective, our ability to achieve our other strategic and business plan goals may be adversely affected.

In addition, as part of our efforts to increase operating efficiencies, we have implemented a number of initiatives over the past several years to consolidate our enterprise resource planning, or ERP, systems. For example, between 2012 and 2013, we migrated our Arrow business onto our principal ERP system. To date, we have not experienced any significant disruptions to our business or operations in connection with these initiatives. However, as we continue our efforts to further consolidate our ERP systems, we could experience business disruptions, which could adversely affect customer relationships and divert the attention of management away from daily operations. In addition, any delays in the implementation of these initiatives could cause us to incur additional unexpected costs. Should we experience such difficulties, our business, cash flows and results of operations could be adversely affected.

We are subject to extensive government regulation, which may require us to incur significant expenses to ensure compliance. Our failure to comply with those regulations could have a material adverse effect on our business, results of operations and financial condition.

Our products are classified as medical devices and are subject to extensive regulation in the United States by the FDA and by comparable government agencies in other countries. The regulations govern, among other things, the development, design, approval, manufacturing, labeling, importing and exporting and sale and marketing of many of our products. Moreover, these regulations are subject to future change.

In the United States, before we can market a new medical device, or a new use of, or claim for, or significant modification to, an existing product, we generally must first receive either 510(k) or de novo clearance or approval of a premarket approval application, or PMA, from the FDA. Similarly, most major markets for medical devices outside the United States also require clearance, approval or compliance with certain standards before a product can be commercially marketed. The process of obtaining regulatory clearances and approvals to market a medical device, particularly from the FDA and certain foreign governmental authorities, can be costly and time consuming, and clearances and approvals might not be granted for new products on a timely basis, if at all. In addition, once a device has been cleared or approved, a new clearance or approval may be required before the device may be modified or its labeling changed. Furthermore, the FDA or a foreign governmental authority may make its review and clearance or approval process more rigorous, which could require us to generate additional clinical or other data, and expend more time and effort, in obtaining future product clearances or approvals. The regulatory clearance and approval process may result in, among other things, delayed realization of product revenues, substantial additional costs or limitations on indicated uses of products, any one of which could have a material adverse effect on our financial condition and results of operations. Even after a product has received marketing approval or clearance, such product approval or clearance can be withdrawn or limited due to unforeseen problems with the device or issues relating to its application.

Failure to comply with applicable regulations could lead to adverse effects on our business, which could include:

•	partial suspension or total shutdown of manufacturing;

•	product shortages;

•	delays in product manufacturing;

•	warning or untitled letters;

•	fines or civil penalties;

•	delays in obtaining new regulatory clearances or approvals;

•	withdrawal or suspension of required clearances, approvals or licenses;

•	product seizures or recalls;

•	injunctions;

•	criminal prosecution;

•	advisories or other field actions;

•	operating restrictions; and

•	prohibitions against exporting of products to, or importing products from, countries outside the United States.

We could be required to expend significant financial and human resources to remediate failures to comply with applicable regulations and quality assurance guidelines. In addition, civil and criminal penalties, including exclusion under Medicaid or Medicare, could result from regulatory violations. Any one or more of these events could have a material adverse effect on our business, financial condition and results of operations.

Medical devices are cleared or approved for one or more specific intended uses. Promoting a device for an off-label use could result in government enforcement action.

Furthermore, our facilities are subject to periodic inspection by the FDA and other federal, state and foreign government authorities, which require manufacturers of medical devices to adhere to certain regulations, including the FDA’s Quality System Regulation, which requires periodic audits, design controls, quality control testing and documentation procedures, as well as complaint evaluations and investigation. For example, in March 2014, we received a warning letter from the FDA with respect to our Arlington Heights, Illinois manufacturing facility. For information regarding the warning letter, see “Business—Government Regulation” in Item 1 of our

Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference herein. In addition, any facilities assembling convenience kits that include drug components and are registered as drug repackaging establishments are subject to current good manufacturing practices requirements. The FDA also requires the reporting of certain adverse events and may require the reporting of recalls or other field safety corrective actions. Issues identified through such inspections and reports may result in FDA enforcement action through any of the actions discussed above. Moreover, issues identified through such inspections and reports may require significant resources to resolve.

We are subject to healthcare fraud and abuse laws, regulation and enforcement; our failure to comply with those laws could have a material adverse effect on our results of operations and financial condition.

We are subject to healthcare fraud and abuse regulation and enforcement by the federal government and the governments of those states and foreign countries in which we conduct our business. The laws that may affect our ability to operate include:

•	the federal healthcare anti-kickback statute, which, among other things, prohibits persons from knowingly and willfully offering or paying remuneration to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as Medicare and Medicaid, or soliciting payment for such referrals, purchases, orders and recommendations;

•	federal false claims laws which, among other things, prohibit individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment from the federal government, including Medicare, Medicaid or other third-party payors;

•	the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which prohibit schemes to defraud any healthcare benefit program and false statements relating to healthcare matters; and

•	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

If our operations are found to be in violation of any of these laws or any other government regulations, we may be subject to penalties, including civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, the exclusion from participation in federal and state healthcare programs and imprisonment of personnel, any of which could adversely affect our ability to operate our business and our financial results. The risk of our being found to have violated these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations.

Further, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “Affordable Care Act”), imposed new reporting and disclosure requirements on device manufacturers for any “transfer of value” made or distributed to prescribers and other healthcare providers. Our first report was submitted in 2014, and the reported information was made publicly available in a searchable format in September 2014. In addition, device manufacturers are required to report and disclose any investment interests held by physicians and their immediate family members during the preceding calendar year. Failure to submit required information may result in civil monetary penalties for each payment, transfer of value or ownership or investment interests not reported in an annual submission, up to an aggregate of $150,000 per year (and up to an aggregate of $1 million per year for “knowing failures”).

In addition, there has been a recent trend of increased federal and state regulation of payments made to healthcare providers. Some states, such as California, Connecticut, Nevada and Massachusetts, mandate implementation of compliance programs that include the tracking and reporting of gifts, compensation for consulting and other services, and other remuneration to healthcare providers. The shifting commercial compliance environment and the need to build and maintain robust and expandable systems to comply with the different compliance and/or reporting requirements among a number of jurisdictions increases the possibility that we may inadvertently violate one or more of the requirements, resulting in increased compliance costs that could adversely impact our results of operations.

We may incur material losses and costs as a result of product liability and warranty claims, as well as product recalls, any of which may adversely affect our results of operations and financial condition. Furthermore, as a medical device company, our reputation may be damaged if one or more of our products are, or are alleged to be, defective.

Our businesses expose us to potential product liability risks that are inherent in the design, manufacture and marketing of our products. In particular, our medical device products are often used in surgical and intensive care settings with seriously ill patients. In addition, many of our products are designed to be implanted in the human body for varying periods of time. Product defects or inadequate disclosure of product-related risks with respect to products we manufacture or sell could result in patient injury or death. In addition, in connection with the divestitures of our former non-medical businesses, we agreed to retain certain liabilities related to those businesses, which include, among other things, liability for products manufactured prior to the date on which we completed the sale of the business. Product liability and warranty claims often involve very large or indeterminate amounts, including punitive damages. The magnitude of potential losses from product liability lawsuits may remain unknown for substantial periods of time, and the related legal defense costs may be significant. We could experience material warranty or product liability losses in the future and incur significant costs to defend these claims.

In addition, if any of our products are, or are alleged to be, defective, we may voluntarily participate, or be required by regulatory authorities to participate, in a recall of that product. In the event of a recall, we may lose sales and be exposed to individual or class-action litigation claims. Moreover, negative publicity regarding a quality or safety issue, whether accurate or inaccurate, could harm our reputation, decrease demand for our products, lead to product withdrawals or impair our ability to successfully launch and market our products in the future. Product liability, warranty and recall costs may have a material adverse effect on our business, financial condition and results of operations.

The ongoing volatility in the domestic and global financial markets, combined with a continuation of constrained global credit markets could adversely impact our results of operations, financial condition and liquidity.

We are subject to risks arising from adverse changes in general domestic and global economic conditions. The economic slowdown and disruption of credit markets that occurred in recent years, led to recessionary conditions and depressed levels of consumer and commercial spending, resulting in reductions, delays or canceled purchases of our products and services. While recent economic indicators suggest improvement in the global economy, we cannot predict the duration or extent of any economic recovery or the extent to which our customers will return to more typical spending behaviors. If the improvement in economic conditions does not continue, our customers may terminate existing purchase orders or reduce the volume of products or services they purchase from us.

Additionally, our customers, particularly in the European region, have extended or delayed payments for products and services already provided, which has increased our focus on collectability with respect to our accounts receivable from these customers. To date, we have not experienced an inordinate amount of payment defaults by our customers, and we have sufficient lending commitments in place to enable us to fund our foreseeable additional operating needs. However, in light of the ongoing volatility in the European financial markets, combined with a continuation of constrained European credit markets there is a risk that our European customers and suppliers may be unable to access liquidity. As of December 31, 2014 and 2013, our net current and long term accounts receivable in Italy, Spain, Portugal and Greece were $76.2 million and $97.9 million, respectively. In 2014, 2013 and 2012, net revenues from these countries were approximately 8%, 8% and 9% of total net revenues, respectively, and average days that accounts receivable from these countries were outstanding were 223, 260 and 288 days, respectively. Although we maintain allowances for doubtful accounts to cover the estimated losses which may occur when customers cannot make their required payments, we cannot be assured that we will continue to experience the same loss rate in the future given the volatility in the worldwide economy. If our allowance for doubtful accounts is insufficient to address receivables we ultimately determine are uncollectible, we would be required to incur additional charges, which could materially adversely affect our results of operations. Moreover, our inability to collect outstanding receivables could adversely affect our financial condition and cash flow from operations.

In addition, adverse economic and financial market conditions may result in future impairment charges with respect to our goodwill and other intangible assets, which would not directly affect our liquidity but could have a material adverse effect on our reported financial results.

Our strategic initiatives, including acquisitions, may not produce the intended growth in revenue and operating income.

Our strategic initiatives include making significant investments designed to achieve revenue growth and margin improvement targets. If we do not achieve the expected benefits from these investments or otherwise fail to execute on our strategic initiatives, we may not achieve the growth improvement we are targeting and our results of operations may be adversely affected.

In addition, as part of our strategy for growth, we have made, and may continue to make, acquisitions and divestitures and enter into strategic alliances such as joint ventures and joint development agreements. However, we may not be able to identify suitable acquisition candidates, complete acquisitions or integrate acquisitions successfully, and our strategic alliances may not prove to be successful. In this regard, acquisitions involve numerous risks, including difficulties in the integration of acquired operations, technologies, services and products and the diversion of management’s attention from other business concerns. Even if we are successful in making an acquisition, the products and technologies that we acquire may not be successful or may require significantly greater resources and investments than we originally anticipated. We could also experience negative effects on our results of operations and financial condition from acquisition-related charges, amortization of intangible assets and asset impairment charges, and other issues that could arise in connection with the acquisition of a company or business, including issues related to internal control over financial reporting, regulatory compliance and short-term effects of increased costs on results of operations. Although our management will endeavor to evaluate the risks inherent in any particular transaction, there can be no assurance that we will identify all such risks or the magnitude of the risks. In addition, prior acquisitions have resulted, and future acquisitions could result, in the incurrence of substantial additional indebtedness and other expenses. Future acquisitions may also result in potentially dilutive issuances of equity securities. There can be no assurance that difficulties encountered with acquisitions will not have a material adverse effect on our business, financial condition and results of operations.

Health care reform may have a material adverse effect on our industry and our business.

Political, economic and regulatory developments have effected fundamental changes in the healthcare industry. The Affordable Care Act substantially changed the way health care is financed by both government and private insurers. It also encourages improvements in the quality of health care products and services and significantly impacts the United States pharmaceutical and medical device industries. Among other things, the Affordable Care Act:

•	established a 2.3% excise tax on sales of medical devices with respect to any entity that manufactures or imports specified medical devices offered for sale in the United States;

•	established a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research;

•	implemented payment system reforms, including a national pilot program to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain health care services through bundled payment models; and

•	created an independent payment advisory board that will submit recommendations to reduce Medicare spending if projected Medicare spending exceeds a specified growth rate.

In 2014 and 2013, we paid $12.7 million and $11.5 million, respectively, with respect to the medical device excise tax. However, we cannot predict at this time the full impact of the Affordable Care Act or other healthcare reform measures that may be adopted in the future on our financial condition, results of operations and cash flow.

We are subject to risks associated with our non-United States operations.

We have significant manufacturing and distribution facilities, research and development facilities, sales personnel and customer support operations in a number of countries outside the United States, including Canada, Belgium, the Czech Republic, France, Germany, Ireland, Malaysia, Mexico, and Singapore. As of December 31, 2014, 73% of our full-time and temporary employees were employed in countries outside of the United States. As of December 31, 2014, 2013 and 2012, approximately 45%, 37% and 39%, respectively, of our net property, plant and equipment was located outside the United States. In addition, for the years ended December 31, 2014, 2013 and 2012 approximately 50%, 50% and 49%, respectively, of our net revenues (based on the Teleflex facility generating the sale) were derived from operations outside the United States.

Our international operations are subject to risks inherent in doing business outside the United States, including:

•	exchange controls, currency restrictions and fluctuations in currency values;

•	trade protection measures;

•	potentially costly and burdensome import or export requirements;

•	laws and business practices that favor local companies;

•	changes in foreign medical reimbursement policies and procedures;

•	subsidies or increased access to capital for firms that currently are or may emerge as competitors in countries in which we have operations;

•	substantial foreign tax liabilities, including potentially negative consequences from changes in tax laws;

•	restrictions and taxes related to the repatriation of foreign earnings;

•	differing labor regulations;

•	additional United States and foreign government controls or regulations;

•	difficulties in the protection of intellectual property; and

•	unsettled political and economic conditions and possible terrorist attacks against American interests.

In addition, the United States Foreign Corrupt Practices Act (the “FCPA”) and similar worldwide anti-bribery laws in non-United States jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-United States officials for the purpose of obtaining or retaining business. The FCPA also imposes accounting standards and requirements on publicly traded United States corporations and their foreign affiliates, which, among other things, are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments, and to prevent the establishment of “off the books” slush funds from which such improper payments can be made. Because of the predominance of government-sponsored health care systems around the world, many of our customer relationships outside of the United States are with government entities and are therefore subject to such anti-bribery laws. Our policies mandate compliance with these anti-bribery laws. However, we operate in many parts of the world that have experienced government corruption to some degree. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and compliance programs and internal control policies and procedures, we may not always prevent reckless or criminal acts by our employees, distributors or other agents. In addition, we may be exposed to liability due to pre-acquisition conduct of employees, distributors or other agents of businesses or operations we may acquire. Violations of anti-bribery laws, or allegations of such violations, could disrupt our operations, involve significant management distraction and have a material adverse effect on our business, financial condition and results of operations. We also could be subject to severe penalties, including criminal and civil penalties, disgorgement, further changes or enhancements to our procedures, policies and controls, personnel changes and other remedial actions.

Furthermore, we are subject to the export controls and economic embargo rules and regulations of the United States, including the Export Administration Regulations and trade sanctions against embargoed countries, which are administered by the Office of Foreign Assets Control within the Department of the Treasury, as well as other laws and regulations administered by the Department of Commerce. These regulations limit our ability to market, sell, distribute or otherwise transfer our products or technology to prohibited countries or persons. While we train our employees and contractually obligate our distributors to comply with these regulations, we cannot assure that a violation will not occur, whether knowingly or inadvertently. Failure to comply with these rules and regulations may result in substantial civil and criminal penalties, including fines and the disgorgement of profits, the imposition of a court-appointed monitor, the denial of export privileges and debarment from participation in United States government contracts.

The risks relating to our foreign operations may have a material adverse effect on our international operations or on our business, results of operations and financial condition generally.

Foreign currency exchange rate, commodity price and interest rate fluctuations may adversely affect our results.

We are exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates, commodity prices and interest rates. Products manufactured in, and sold into, foreign markets represent a significant portion of our operations. Our consolidated financial statements reflect translation of financial statements denominated in non-United States currencies to United States dollars, our reporting currency, as well as the foreign currency exchange gains and losses resulting from transactions denominated in non-functional currencies. When the United States dollar strengthens or weakens in relation to the foreign currencies of the countries in which we sell or manufacture our products, such as the euro, our United States dollar-reported revenue and income will fluctuate. Although we have entered into forward contracts with several major financial institutions to hedge a portion of projected cash flows denominated in non-functional currencies in order to reduce the effects of currency rate fluctuations, changes in the relative values of currencies may, in some instances, have a significant effect on our results of operations.

Many of our products have significant plastic resin content. We also use quantities of other commodities, such as aluminum and steel. Increases in the prices of these commodities could increase the costs of our products and services. We may not be able to pass on these costs to our customers, particularly with respect to those products we sell under group purchase agreements, which could have a material adverse effect on our results of operations and cash flows.

Increases in interest rates may adversely affect the financial health of our customers and suppliers and thus adversely affect their ability to buy our products and supply the components or raw materials we need. In addition, our borrowing costs could be adversely affected if interest rates increase. Any of these events could have a material adverse effect on our results of operations and cash flows.

Fluctuations in our effective tax rate and changes to tax laws may adversely affect our results.

As a global company, we are subject to taxation in numerous countries, states and other jurisdictions. Our effective tax rate is derived from a combination of applicable tax rates in the various countries, states and other jurisdictions in which we operate. In preparing our financial statements, we estimate the amount of tax that will become payable in each of these jurisdictions. Our effective tax rate may, however, differ from the estimated amount due to numerous factors, including a change in the mix of our profitability from country to country and changes in tax laws. Any of these factors could cause us to experience an effective tax rate significantly different from previous periods or our current expectations, which could have an adverse effect on our business, financial condition and results of operations and cash flows.

An interruption in our manufacturing or distribution operations or our supply of raw materials may adversely affect our business.

Many of our key products are manufactured at or distributed from single locations, and the availability of alternate facilities is limited. If operations at one or more of our facilities is suspended due to natural disasters or other events, we may not be able to timely manufacture or distribute one or more of our products at previous levels or at all. Furthermore, our ability to establish replacement facilities or to substitute suppliers may be delayed due to regulations and requirements of the FDA and other regulatory authorities regarding the manufacture of our products. In addition, in the event of delays or cancellations in shipments of raw materials by our suppliers, we may not be able to timely manufacture or supply the affected products at previous levels or at all. The manufacture of our products is highly exacting and complex, due in part to strict regulatory requirements. Problems in the manufacturing process, including equipment malfunction, failure to follow specific protocols and procedures, defective raw materials and environmental factors, could lead to launch delays, product shortages, unanticipated costs, lost revenues and damage to our reputation. A failure to identify and address manufacturing problems prior to the release of products to our customers may also result in quality or safety issues. A reduction or interruption in manufacturing or distribution, or our inability to secure suitable alternative sources of raw materials or components, could have a material adverse effect on our business, results of operations and financial condition.

Our ability to attract, train, develop and retain key employees is important to our success.

Our success depends, in part, on our ability to continue to retain our key personnel, including our executive officers and other members of our senior management team. Our success also depends, in part, on our ability to attract, train, develop and retain other key employees, including research and development, sales, marketing and operations personnel. We may experience difficulties in retaining executives and other employees due to many factors, including:

•	the intense competition for skilled personnel in our industry;

•	fluctuations in global economic and industry conditions;

•	changes in our organizational structure;

•	our restructuring initiatives;

•	competitors’ hiring practices; and

•	the effectiveness of our compensation programs.

Our inability to attract, train, develop and retain such personnel could have an adverse effect on our results of operations and financial condition.

We depend upon relationships with physicians and other health care professionals.

Research and development for some of our products is dependent on our maintaining strong working relationships with physicians and other healthcare professionals. We rely on these professionals to provide us with considerable knowledge and experience regarding the development and use of our products. Physicians assist us as researchers, product consultants, inventors and public speakers. If we fail to maintain our working relationships with physicians and receive the benefits of their knowledge and advice, our products may not be developed in a manner that is responsive to the needs and expectations of the professionals who use and support our products, which could have a material adverse effect on our business, financial condition and results of operations.

Our technology is important to our success, and our failure to protect our intellectual property rights could put us at a competitive disadvantage.

We rely on the patent, trademark, copyright and trade secret laws of the United States and other countries to protect our proprietary rights. Although we own numerous United States and foreign patents and have submitted numerous patent applications, we cannot be assured that any pending patent applications will issue, or that any patents, issued or pending, will provide us with any competitive advantage or will not be challenged, invalidated or circumvented by third parties. In addition, we rely on confidentiality and non-disclosure agreements with employees and take other measures to protect our know-how and trade secrets. The steps we have taken may not prevent unauthorized use of our technology by competitors or other persons who may copy or otherwise obtain and use these products or technology, particularly in foreign countries where the laws may not protect our proprietary rights to the same extent as in the United States. There is no guarantee that current and former employees, contractors and other parties will not breach their confidentiality agreements with us, misappropriate proprietary information, copy or otherwise obtain and use our information and proprietary technology without authorization or otherwise infringe on our intellectual property rights. Our inability to protect our proprietary technology could adversely affect our business. Moreover, there can be no assurance that others will not independently develop the know-how and trade secrets or develop better technology than our own, which could reduce or eliminate any competitive advantage we have developed.

Our products or processes may infringe the intellectual property rights of others, which may cause us to pay unexpected litigation costs or damages or prevent us from selling our products.

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of third parties. We may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of the intellectual property rights of third parties. Any such claims, whether or not meritorious, could result in litigation and divert the efforts of our personnel. If we are found liable for infringement, we may be required to enter into licensing agreements (which may not be available on acceptable terms or at all) or to pay damages or cease making or selling certain products. We may need to redesign some of our products or processes to avoid future infringement liability. Any of the foregoing events could be detrimental to our business.

Other pending and future litigation may involve significant costs and adversely affect our business.

We are party to various lawsuits and claims arising in the normal course of business involving, among other things, contracts, intellectual property, import and export regulations, employment and environmental matters. The defense of these lawsuits may divert our management’s attention, and we may incur significant expenses in defending these lawsuits. In addition, we may be required to pay damage awards or settlements, or become subject to injunctions or other equitable remedies, that could have a material adverse effect on our financial condition and results of operations. While we do not believe that any litigation in which we are currently engaged would have such an adverse effect, the outcome of litigation, including regulatory matters, is often difficult to predict, and we cannot assure that the outcome of pending or future litigation will not have a material adverse effect on our business, financial condition or results of operations.

Disruption of critical information systems or material breaches in the security of our systems may adversely affect our business and customer relationships.

We rely on information technology systems to process, transmit, and store electronic information in our day-to-day operations. We also rely on our technology infrastructure, among other functions, to interact with customers and suppliers, fulfill orders and bill, collect and make payments, ship products, provide support to customers, fulfill contractual obligations and otherwise conduct business. Our internal information technology systems, as well as those systems maintained by third-party providers, may be subjected to computer viruses or other malicious codes, unauthorized access attempts, and cyber-attacks, any of which could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Cyber-attacks are becoming more sophisticated and frequent, and there can be no assurance that our protective measures will prevent security breaches that could have a significant impact on our business, reputation and financial results. If we fail to monitor, maintain or protect our information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to these systems, we could, among other things, lose customers, have difficulty preventing fraud, have disputes with customers, physicians and other health care professionals, be subject to regulatory sanctions or penalties, incur expenses or lose revenues or suffer other adverse consequences. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

New regulations related to conflict minerals may increase our costs and adversely affect our business.

The SEC has promulgated rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding disclosure of the use of tin, tantalum, tungsten and gold, known as “conflict minerals,” included in components of products either manufactured by public companies or for which public companies have contracted to manufacture. These rules require that we undertake due diligence efforts to determine whether such minerals originated from the Democratic Republic of Congo (the “DRC”) or an adjoining country and whether such minerals helped finance armed conflict in the DRC. We filed our first conflict minerals report in June 2014. As discussed in the report, we have determined that certain of our products contain the specified minerals, and we are in the process of attempting to identify where such minerals originated. We have incurred, and expect to continue to incur, costs associated with complying with these disclosure requirements, including costs related to determining the sources of the specified minerals used in our products. In addition, these rules could adversely affect the sourcing, supply and pricing of materials used in our products. Our customers may require our products be free of conflict minerals, and our revenues and margins may be adversely affected if we are unable to provide assurances to our customers that our products are “DRC conflict free” (generally, the product does not contain conflict minerals originating in the DRC or an adjoining country that directly or indirectly finance or benefit specified armed groups) due to, among other things, our inability to procure conflict free minerals at a reasonable price, or at all, or if we are unable to pass through any increased costs associated with meeting these demands. We also may face reputational challenges if our due diligence efforts do not enable us to verify the origins of all conflict minerals or to determine that any conflict minerals used in products we manufacture or in products manufactured by others for us are DRC conflict-free.

Our operations expose us to the risk of material environmental liabilities.

We are subject to numerous foreign, federal, state and local environmental protection and health and safety laws governing, among other things:

•	the generation, storage, use and transportation of hazardous materials;

•	emissions or discharges of substances into the environment; and

•	the health and safety of our employees.

These laws and regulations are complex, change frequently and have tended to become more stringent over time. In 2014, our costs related to compliance with, or liabilities under these laws totaled $1.3 million. We cannot provide assurance that our costs of complying with current or future environmental protection and health and safety laws, or our liabilities arising from past or future releases of, or exposures to, hazardous substances, which may include claims for personal injury or cleanup, will not exceed our estimates or will not adversely affect our financial condition and results of operations.

Our workforce covered by collective bargaining and similar agreements could cause interruptions in our provision of products and services.

As of December 31, 2014, approximately 8% of our employees in the United States and in other countries were covered by union contracts or collective-bargaining arrangements. In addition, for the fiscal year ended December 31, 2014, approximately 7% of our net revenues were generated by operations for which a significant part of our workforce is covered by collective bargaining agreements and similar agreements. It is likely that a portion of our workforce will remain covered by collective bargaining and similar agreements for the foreseeable future. Strikes or work stoppages could occur that would adversely impact our relationships with our customers and our ability to conduct our business.

Certain provisions of our corporate governing documents, Delaware law and our Convertible Notes could discourage, delay, or prevent a merger or acquisition.

Provisions of our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock. For example, our certificate of incorporation authorizes our board of directors to determine the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption, conversion or exchange rights and voting rights, if any, of unissued series of preferred stock, without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. We are also subject to Section 203 of the Delaware General Corporation Law, which imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock. These provisions could have the effect of delaying or deterring a third party from acquiring us even if an acquisition might be in the best interest of our stockholders, and accordingly could reduce the market price of our common stock.

Certain provisions in the Convertible Notes and the indentures governing the Convertible Notes, our 6.875% senior subordinated notes due 2019 (the “2019 Notes”) and the notes could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a “fundamental change,” as defined in the indenture governing the Convertible Notes, holders of the Convertible Notes will have the right to require us to purchase their notes in cash. Similarly, if an acquisition event constitutes a “change of control” as defined in the indenture governing the 2019 Notes and the notes, holders of such notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a “make-whole fundamental change,” as defined in the indenture governing the Convertible Notes, we may be required, under certain circumstances, to increase the conversion rate for holders who convert their notes in connection with such acquisition event. In either case, and in other cases, our obligations under the Convertible Notes, the 2019 Notes and the notes could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, and accordingly could reduce the market price of our common stock.

Risks Related to the Notes and Our Indebtedness

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

We have a significant amount of indebtedness. As of December 31, 2014:

•	we had approximately $1,104.6 million of total indebtedness, including $250.0 million of senior unsecured indebtedness (all of which was represented by the outstanding notes) and $649.9 million of indebtedness that was subordinated to the notes (which reflects, with respect to the Convertible Notes, the principal amount of the Convertible Notes);

•	of our total indebtedness, we had approximately $204.7 million of secured indebtedness (comprised of $200.0 million of indebtedness under our revolving credit facility and $4.7 million of indebtedness under our accounts receivable securitization facility) to which the outstanding notes were effectively subordinated;

•	we had borrowing capacity under our revolving credit facility, after taking into account the limitations under the covenants thereunder, of $533.1 million and borrowing capacity under our accounts receivable securitization facility of $45.3 million; and

•	our non-guarantor subsidiaries had $226.4 million of our consolidated liabilities, all of which was structurally senior to the outstanding notes.

Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to satisfy our debt obligations, including the notes. It could also have significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our ability to borrow additional funds for such general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

Our debt agreements impose restrictions on our business, which could prevent us from capitalizing on business opportunities and taking some corporate actions and may adversely affect our ability to respond to changes in our business and manage our operations.

Our revolving credit agreement and the indentures governing the 2019 Notes and the notes contain covenants that, among other things, impose significant restrictions on our business. The restrictions that these covenants place on us and our restricted subsidiaries include limitations on our and their ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	use the proceeds of permitted sales of our assets;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates;

•	permit layering of debt (with regard to the 2019 Notes); and

•	designate subsidiaries as unrestricted.

In addition, our revolving credit agreement also contains financial covenants, including covenants requiring maintenance of a consolidated leverage ratio and a consolidated interest coverage ratio, calculated in accordance with the terms of the revolving credit agreement. A breach of any covenants under any one or more of these debt agreements could result in a default, which if not cured or waived, could result in the acceleration of all our debts. In addition, any debt agreements we enter into in the future may further limit our ability to enter into certain types of transactions.

Despite current substantial indebtedness levels, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including secured indebtedness. As of December 31, 2014, at our current level of EBITDA (as defined in our revolving credit agreement), we had borrowing capacity under our revolving credit facility, after taking into account the limitations under the covenants thereunder, of $533.1 million and borrowing capacity under our accounts receivable securitization facility of $45.3 million. Moreover, additional capacity would be available if borrowed funds were used to acquire a business or businesses through the purchase of assets or controlling equity interests. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

If the notes are rated investment grade by both Moody’s and S&P, certain covenants contained in the indenture will permanently cease to be in effect, and the holders of the notes will lose the protection of these covenants.

The indenture governing the notes contains certain covenants that will permanently cease to be in effect if the notes are rated investment grade by both Moody’s and S&P and no default or event of default has occurred. See “Description of Notes—Certain Covenants—Changes in Covenants When Notes Are Rated Investment Grade.” These covenants will restrict, among other things, our ability to pay dividends, incur additional debt and enter into certain types of transactions.

Because these restrictions will permanently cease to be in effect if the notes are rated investment grade by both Moody’s and S&P, we will be able to make dividends and distributions, incur substantial additional debt and enter into certain types of transactions. If the notes lose the protection of these covenants, the covenants will never be reinstated thereafter, even if the credit ratings assigned to the notes later fall below investment grade.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Upon acceleration of our other material indebtedness, holders of the notes could declare all amounts outstanding under the notes immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments. In addition, counterparties to some of our long-term customer contracts may have the right to amend or terminate those contracts if we have an event of default or a declaration of acceleration under certain of our indebtedness, which could adversely affect our business, financial condition or results of operations.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility and our accounts receivable securitization facility are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming the revolving credit facility is fully drawn, each quarter point change in interest rates would result in a $1.7 million change in annual interest expense on our variable rate indebtedness. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes. Our ability to generate cash depends on many factors beyond our control. We may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures, research and development efforts, working capital, acquisitions and other general corporate purposes depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. If we do not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to pay our indebtedness, including the notes, or to fund our other liquidity needs, we may be forced to:

•	refinance all or a portion of our indebtedness, including the notes, on or before it matures;

•	sell assets;

•	reduce or delay capital expenditures; or

•	seek to raise additional capital.

In addition, we may not be able to affect any of these actions on commercially reasonable terms or at all. Our ability to refinance our indebtedness will depend on our financial condition at the time, the restrictions in the instruments governing our outstanding indebtedness and other factors, including market conditions.

Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, could have a material adverse effect on our business, financial condition and results of operations, as well as our ability to satisfy our obligations in respect of the notes.

The exchange notes will be effectively subordinated to our indebtedness under our revolving credit facility and any of our other existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

The exchange notes will not be secured by any of our or our guarantors’ assets. As a result, the exchange notes and the guarantees of our subsidiary guarantors will be effectively subordinated to our indebtedness under our revolving credit facility and any of our other existing and future secured indebtedness. As of December 31, 2014:

•	we had approximately $204.7 million of secured indebtedness (comprised of $200.0 million of indebtedness under our revolving credit facility and $4.7 million of indebtedness under our accounts receivable securitization facility) to which the outstanding notes were effectively subordinated; and

•	we had borrowing capacity under our revolving credit facility, after taking into account the limitations under the covenants thereunder, of $533.1 million and borrowing capacity under our accounts receivable securitization facility of $45.3 million.

Accordingly, upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the company or the guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the exchange notes only after all indebtedness under our revolving credit facility and any other secured indebtedness has been paid in full. As a result, the holders of the exchange notes may receive less, ratably, than the holders of secured debt in the event of our or our guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

We are a holding company. Substantially all of our business is conducted through our subsidiaries. Our ability to repay our debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

We are a holding company. Substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our non-guarantor subsidiaries are obligated to make funds available to us for payment on the notes. In addition, we cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. Furthermore, payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings.

Claims of noteholders will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries.

Not all of our subsidiaries will guarantee the exchange notes. Our non-guarantor subsidiaries include our foreign subsidiaries as well as our captive insurance subsidiaries and securitization subsidiaries. None of our non-guarantor subsidiaries are obligated to pay any amounts due pursuant to the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions of other payments. Consequently, claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors.

In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, such subsidiaries will pay the holders of their debt and the trade creditors before they will be able to distribute any of their assets to us.

As of December 31, 2014, our non-guarantor subsidiaries had $226.4 million of our consolidated liabilities, all of which was structurally senior to the notes. Our non-guarantor subsidiaries generated approximately 50% of our consolidated net revenues in the year ended December 31, 2014 and held approximately 51% of our consolidated assets as of December 31, 2014. For additional information about the division of our consolidated net revenues and assets between our subsidiary guarantors and our non-guarantor subsidiaries, please refer to Note 17 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference herein.

The guarantees of our subsidiary guarantors may be released under certain circumstances.

A subsidiary guarantor will be automatically released from its guarantees under certain circumstances, including if:

•	we designate such subsidiary guarantor as an unrestricted subsidiary pursuant to the terms of the indenture;

•	the subsidiary guarantor is released from its guarantee of our revolving credit facility;

•	we sell or dispose of all the assets of a restricted subsidiary such that, subject to certain conditions, it ceases to be a subsidiary;

•	we sell capital stock in a restricted subsidiary such that, subject to certain conditions, it ceases to be a subsidiary; or

•	the notes are rated investment grade by both Moody’s and S&P (for the avoidance of doubt, the guarantees will never be reinstated thereafter, even if the credit ratings assigned to the notes later fall below investment grade).

If the guarantees of a subsidiary are released, the noteholders will be structurally subordinated to the claims of creditors of such subsidiary. See “Risk Factors—Risks Related to Our Indebtedness and This Offering—Claims of noteholders will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if (i) such guarantor issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (ii) such guarantor received less than the reasonable equivalent or fair consideration in return for incurring the guarantees and, in the case of (ii) only, one of the following is also true of such guarantor at the time thereof:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	was a defendant in an action for money damages, or had a judgment for money damages docked against such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of “insolvency” for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. We cannot be certain what standard a court would apply to determine whether a guarantor of the notes was “insolvent” as of date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that a subsidiary guarantor of the notes was insolvent on that date. Different jurisdictions define “insolvency” differently, however, a guarantor generally would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest if any, to, but not including, the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in other debt instruments will not allow such repurchases. We cannot assure that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our revolving credit facility may prohibit or limit us from repurchasing any notes as a result of a change of control. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Investors may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A change of control, as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

Some significant restructuring transactions that may adversely affect you may not constitute a change of control, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a “change of control” (as defined under “Description of Notes—Repurchase at the Option of Holders—Change of Control”), you will have the right, at your option, to require us to repurchase your notes for cash. However, the change of control provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a change of control requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

Any decline in the ratings of our corporate credit could adversely affect the value of the notes.

Our debt currently has a non-investment grade rating. Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely affect the value of the notes. In addition, a ratings downgrade could adversely affect our ability to access capital.

The market price for the notes (if any) may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

The contingent conversion features of our Convertible Notes, if triggered, may adversely affect our financial condition.

In August 2010, we issued $400 million in aggregate principal amount of the Convertible Notes. The Convertible Notes are convertible under certain circumstances, including the attainment of a last reported sale price per share of our common stock equal to 130% of the conversion price (approximately $79.72) for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter. Because our closing stock price has exceeded the 130% threshold in the fourth quarter of 2014, the Convertible Notes are currently convertible into shares of our common stock. As a result, the Convertible Notes are classified as a current liability, which, in turn, has resulted in a material reduction of our net working capital. At this time, we have elected the net settlement method to satisfy the conversion obligation, under which we will settle the principal amount of the Convertible Notes converted in cash and settle the excess conversion value in shares, plus cash in lieu of fractional shares. While we believe we have sufficient liquidity to repay the principal amount due through a combination of our existing cash on hand, amounts available under our credit facility and, if necessary, amounts provided through the capital markets, our use of these funds could adversely affect our results of operations and liquidity. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference herein for a further discussion regarding the conversion terms of the Convertible Notes.

We are subject to counterparty risk with respect to the convertible note hedge transactions.

In connection with our issuance of the Convertible Notes, we entered into privately negotiated hedge transactions with two counterparties, which we refer to as the “hedge counterparties.” Each hedge counterparty is a financial institution or the affiliate of a financial institution, and we will be subject to the risk that one or more hedge counterparties may default under the Convertible Note hedge transactions. Our exposure to the credit risk of each hedge counterparty is not secured by any collateral. If a hedge counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the Convertible Note hedge transaction with that hedge counterparty. Our exposure will depend on many factors but, generally, the increase in our exposure will be correlated to the increase in the market price of our common stock and in the volatility of our common stock. In addition, upon a default by a hedge counterparty, we may suffer adverse tax consequences and dilution with respect to our common stock. We can provide no assurances as to the financial stability or viability of the hedge counterparties.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Earnings available for fixed charges consist of pre-tax earnings from continuing operations before income or loss from equity investees, fixed charges, distributed earnings of equity investees and amortization of capitalized interest, reduced by non-controlling interest income or loss. Fixed charges consist of interest expense, amortization of debt discount and expenses and the portion of rental expense estimated to be the equivalent of interest.

	Years Ended December 31,
	2010	2011	2012		2013	2014
Ratio of earnings to fixed charges	2.1	2.8	—	(1)	3.6	3.9

(1)	Due to our loss from continuing operations before taxes before adjustment for income or loss from equity investees for the year ended December 31, 2012, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $166.7 million to achieve a coverage of 1:1.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2014.

This table should be read in conjunction with the information set forth under the “Use of Proceeds” section and the “Description of Other Indebtedness” section of this prospectus and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus.

The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

As of December 31, 2014
(Dollars in thousands)
Cash and cash equivalents	$303,236

Current borrowings:
Accounts receivable securitization facility (1)	$4,700
3.875% Convertible Senior Subordinated Notes due 2017 (2)	399,898

Total current borrowings	404,598
Long-term borrowings:
Revolving credit facility due 2018 (3)	200,000
5.25% Senior Notes due 2024	250,000
6.875% Senior Subordinated Notes due 2019	250,000
Total long-term borrowings	700,000

Total indebtedness	1,104,598

Total equity	1,913,699

Total capitalization	$3,018,297

(1)	As of December 31, 2014, the borrowing capacity under our accounts receivable securitization facility was $45.3 million.
(2)	Reflects the principal amount of our Convertible Notes. In accordance with ASC 470-20, the fair value of the feature to convert the Convertible Notes into common stock is reported as a component of stockholders’ equity. The Convertible Notes are reported on our balance sheet at a discount to their principal amount resulting in a decrease in the amount of debt and an increase in equity reported in our financial statements. Under GAAP, the amount of debt reported will accrete up to the principal amount over the expected term of the Convertible Notes. On December 31, 2014, the debt discount on the Convertible Notes was $36.2 million. ASC 470-20 does not affect the actual amount that we are required to repay. As of December 31, 2014, the stock price conversion contingency of the Convertible Notes was satisfied, and accordingly the Convertible Notes were classified as a current liability as of such date. For additional information regarding our Convertible Notes, please refer to Note 8 to the audited consolidated financial statements as of and for the year ended December 31, 2014 incorporated by reference herein.
(3)	As of December 31, 2014, we had aggregate borrowing capacity under our revolving credit facility, after taking into account the limitations under the covenants thereunder, of $533.1 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

On July 16, 2013, we entered into a revolving credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, the guarantors party thereto, the lenders party thereto and each other party thereto. The revolving credit agreement provides for a five-year revolving credit facility of $850,000,000. The obligations under the revolving credit agreement are guaranteed (subject to certain exceptions) by substantially all of our material domestic subsidiaries and (subject to certain exceptions and limitations) secured by a pledge on substantially all of the equity interests owned by us and each guarantor.

On July 16, 2013, in connection with the effectiveness of the revolving credit agreement as described above, we terminated our Amended and Restated Credit Agreement, dated as of October 1, 2007, among us, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, the guarantors party thereto, the lenders party thereto and each other party thereto, and repaid all obligations outstanding thereunder.

At our option, loans under the revolving credit agreement bear interest at (1) a rate equal to adjusted LIBOR plus an applicable margin that ranges from 1.25% to 2.00% depending on our leverage ratio, calculated in accordance with the credit agreement or (2) an alternate base rate, which is defined as the highest of the administrative agent’s publicly announced prime rate, 0.5% above the federal funds rate and 1.00% above adjusted LIBOR for a one month interest period on such day, plus an applicable margin that ranges from 0.25% to 1.00%, depending on our leverage ratio, calculated in accordance with the credit agreement. Overdue loans will bear interest at the rate otherwise applicable to such loans plus 2.00%.

The revolving credit agreement contains customary representations and warranties and covenants that, in each case subject to certain exceptions, qualifications and thresholds, (a) place limitations on us and our subsidiaries regarding the incurrence of additional indebtedness, additional liens, fundamental changes, dispositions of property, investments and acquisitions, dividends and other restricted payments, transactions with affiliates, restrictive agreements, changes in lines of business and swap agreements, and (b) require us and our subsidiaries to comply with sanction laws and other laws and agreements, to deliver financial information and certain other information and give notice of certain events, to maintain the existence and good standing of us and our subsidiaries, to pay other obligations, to permit the administrative agent and the lenders to inspect our books and property and the books and property of our subsidiaries, to use the proceeds of the revolving credit agreement only for certain permitted purposes and to provide collateral in the future. We are further required to maintain a maximum leverage ratio of 4.0 to 1.0, a minimum interest coverage ratio of 3.50 to 1.0 and, during the six month period prior to the maturity of our Convertible Notes, minimum liquidity of $400,000,000.

As of December 31, 2014, we were in compliance with all terms of our revolving credit agreement and we expect to continue to be in compliance with the terms of these agreements, including the leverage ratio and interest coverage ratios, throughout 2015. Notwithstanding these restrictions, we believe our revolving credit facility provides us with significant flexibility to meet our foreseeable working capital needs. At our current level of EBITDA (as defined in the senior credit agreement) for the year ended December 31, 2014, we would have been permitted $533.1 million of additional debt beyond the levels outstanding at December 31, 2014. Moreover, additional capacity would be available if borrowed funds were used to acquire a business or businesses through the purchase of assets or controlling equity interests so long as the aforementioned leverage and interest coverage ratios are met after calculating EBITDA on a pro forma basis to give effect to the acquisition.

The maturity date of the revolving credit agreement is July 16, 2018. If an event of default under the revolving credit agreement occurs and is continuing, the commitments thereunder may be terminated, the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable and the agent may enforce and foreclose on the collateral granted in connection with the revolving credit agreement.

6.875% Senior Subordinated Notes due 2019

On June 13, 2011, we issued our 2019 Senior Subordinated Notes. The 2019 Senior Subordinated Notes and the guarantees of our obligations under the 2019 Senior Subordinated Notes were issued under the Second Supplemental Indenture executed by us, our subsidiaries named as guarantors therein and Wells Fargo Bank, National Association, as trustee. Such supplemental indenture supplements the Indenture, dated as of August 2, 2010 between us and Wells Fargo Bank, National Association. We pay interest on the 2019 Senior Subordinated Notes semi-annually on June 1 and December 1 at a rate of 6.875% per year. The 2019 Senior Subordinated Notes mature on June 1, 2019, unless earlier redeemed by us at our option, as described below, or purchased by us at the holder’s option under specified circumstances following a change of control or asset sale.

The 2019 Senior Subordinated Notes constitute our general unsecured senior subordinated obligations and are subordinated in right of payment to all of our existing and future senior indebtedness, including our indebtedness under our revolving credit facility and the notes , and are equal in right of payment with all of our existing and future senior subordinated indebtedness, including our Convertible Notes. The obligations under the 2019 Senior Subordinated Notes are guaranteed, jointly and severally, by each of our existing and future domestic subsidiaries that is a guarantor or other obligor under our revolving credit facility and by certain of our other domestic subsidiaries. The guarantees are full and unconditional, subject to certain customary automatic release provisions. The guarantees of the 2019 Senior Subordinated Notes are subordinated in right of payment to all of the existing and future senior indebtedness of such guarantors and are equal in right of payment with all of the future senior subordinated indebtedness of such guarantors. The 2019 Senior Subordinated Notes and the guarantees are effectively subordinated to our and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all of our existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

At any time on or after June 1, 2015, we may redeem some or all of the 2019 Senior Subordinated Notes at a redemption price of 103.438% of the principal amount of the 2019 Senior Subordinated Notes subject to redemption, declining to 100% of the principal amount on June 1, 2017, plus accrued and unpaid interest. In addition, at any time prior to June 1, 2015, we may, on one or more occasions, redeem some or all of the 2019 Senior Subordinated Notes at a redemption price equal to 100% of the principal amount of the 2019 Senior Subordinated Notes redeemed plus a “make-whole” premium and any accrued and unpaid interest. The “make-whole” premium is the greater of (i) 1.0% of the principal amount of the 2019 Senior Subordinated Notes subject to redemption or (ii) the excess, if any, over the principal amount of the 2019 Senior Subordinated Notes of the present value, on the redemption date, of the sum of (a) the June 1, 2015 optional redemption price, plus (b) all required interest payments on the 2019 Senior Subordinated Notes through June 1, 2015 (other than accrued and unpaid interest to the redemption date), calculated based on a specified Treasury rate for the period most closely corresponding to the period from the redemption date to June 1, 2015, plus 50 basis points.

3.875% Convertible Senior Subordinated Notes due 2017

On August 9, 2010, we issued $400.0 million of 3.875% Convertible Senior Subordinated Notes due 2017. The Convertible Notes bear interest at a rate of 3.875% per year, payable semiannually in arrears on February 1 and August 1 of each year. The maturity date of the Convertible Notes is August 1, 2017, unless earlier converted or purchased by us at the holder’s option upon a fundamental change. The Convertible Notes are convertible, at the holder’s option, into shares of our common stock at an initial conversion rate of 16.3084 shares of our common stock per $1,000 principal amount of Convertible Notes (subject to certain customary adjustments), which is equivalent to an initial conversion price of approximately $61.32 per share of our common stock. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock. The Convertible Notes are only convertible under the following circumstances:

•	during any fiscal quarter (and only during such fiscal quarter) if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than 130% of the applicable conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Convertible Notes for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day;

•	upon the occurrence of specified corporate events; or

•	at any time on or after May 1, 2017.

Concurrently with the pricing of the Convertible Notes, we purchased privately negotiated call options with certain of the underwriters and/or their respective affiliates (the “hedge counterparties”). The call options cover, subject to customary anti-dilution adjustments, the number of shares of our common stock underlying the Convertible Notes sold in the offering. Separately, we also sold privately negotiated warrants relating to the same number of shares of our common stock with the hedge counterparties with a strike price of $74.648, subject to customary anti-dilution adjustments. The call options and the warrants, taken as a whole, effectively increase the conversion price of the Convertible Notes from $61.32 per share to $74.648 per share.

As of December 31, 2014, the stock price conversion contingency described in the first bullet of the second preceding paragraph was satisfied, and accordingly the convertible notes were classified as a current liability as of such date. We will continue to calculate the stock price conversion contingency on a quarterly basis and in the event that the convertible notes are not convertible in any future quarter, they will again be classified as long-term debt.

Other Borrowings

In addition, we have an accounts receivable securitization facility under which we sell a security interest in domestic accounts receivable for consideration of up to $50.0 million to a commercial paper conduit. As of December 31, 2014, the maximum amount available for borrowing under this facility was $45.3 million. This facility is utilized from time to time to provide increased flexibility in funding short term working capital requirements. The agreement governing the accounts receivable securitization facility contains certain covenants and termination events. An occurrence of an event of default or a termination event under this facility may give rise to the right of our counterparty to terminate this facility. As of December 31, 2014, we had $4.7 million of outstanding borrowings under our accounts receivable securitization facility.

For additional information regarding this facility, please refer to “Liquidity and Capital Resources— Financing Arrangements” included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference herein.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuer and the guarantors of the outstanding notes and the initial purchasers have entered into a registration rights agreement pursuant to which each of the Issuer and the guarantors of the outstanding notes have agreed that it will, at its expense, for the benefit of the holders of outstanding notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for new notes, guaranteed by the guarantors on a full and unconditional, joint and several senior unsecured basis, with terms substantially identical in all material respects to the outstanding notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $250,000,000 aggregate principal amount of the 5.25% Senior Notes due 2024 is outstanding, and the outstanding notes were issued on May 21, 2014.

Under the circumstances set forth below, the Issuer and the guarantors will use their commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect the exchange offer;

•	if the exchange offer is not consummated within the registration period contemplated by the registration rights agreement; or

•	if any holder notifies the Issuer that (1) it is prohibited by applicable law or SEC policy from participating in the applicable exchange offer, (2) it may not resell exchange notes acquired by it in the applicable exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales by such holder or (3) it is a broker-dealer and holds outstanding notes acquired directly from the Issuer or one of its affiliates.

Under the registration rights agreement, if (A) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing, (B) any of such registration statements is not declared effective by the SEC on or prior to the date for such effectiveness (the “Effectiveness Target Date”), (C) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the registration statement or (D) the registration statement or the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with the resales of the notes during the periods specified in the registration rights agreement, (each such event referred to in clauses (A) through (D), a “Registration Default”), then special interest (“Special Interest”) shall accrue on the principal amount of the notes then outstanding at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Special Interest continues to accrue; provided that the rate at which such Special Interest accrues may in no event exceed 1.00% per annum), in each case until the exchange offer is completed or the shelf registration, if applicable, is declared effective by the SEC.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuer or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuer will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuer and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuer and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuer has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means midnight, New York City time, at the end of the day on                     , 2015. However, if the Issuer, in its sole discretion, extends the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuer shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, the Issuer will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuer amends or extends the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offer in a manner that it determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuer may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuer:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuer will return any outstanding notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuer will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in its sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the Issuer may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to the Issuer that, among other things:

•	you are not an affiliate of the Issuer or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuer will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuer in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuer determines. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to midnight, New York City time, at the end of the day on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuer will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and its determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

Registered & Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attn: Administrator for Teleflex	Regular Mail or Courier: Wells Fargo Bank , N.A. Corporate Trust Operations MAC N9303-121 6th St & Marquette Avenue Minneapolis, MN 55479 Attn: Administrator for Teleflex	In Person by Hand Only: Wells Fargo Bank, N.A. Corporate Trust Operations Northstar East Building – 12th Floor 608 Second Avenue South Minneapolis, MN 55402 Attn: Administrator for Teleflex

By Facsimile: (877) 407-4679 Attn: Administrator for Teleflex To Confirm by Telephone: (800) 344-5128

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses relating to the exchange offer.

Transfer Taxes

The Issuer and the guarantors will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Teleflex” refers only to Teleflex Incorporated and not to any of its Subsidiaries.

Teleflex issued $250.0 million aggregate principal amount of 5.25% Senior Notes due 2024 (the “outstanding notes”) under an indenture, dated as of May 21, 2014 (the “indenture”), by and among Teleflex, the Guarantors and Wells Fargo Bank, National Association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes to be issued in the exchange offer for such outstanding notes are substantially identical to the outstanding notes, except that the transfer restrictions, registration rights and additional interest provision relating to the outstanding notes will not apply to the exchange notes. In this section, we refer to the outstanding notes, together with the exchange notes offered hereby that are to be exchanged for the outstanding notes, as the “notes”. Except as set forth herein, the terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture and the registration rights agreement.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are general unsecured obligations of Teleflex;

•	are pari passu in right of payment with all existing and future senior Indebtedness of Teleflex;

•	are senior in right of payment to all existing and future subordinated Indebtedness of Teleflex, including the Senior Subordinated Notes and the Convertible Notes;

•	are effectively subordinated to all existing and future secured Indebtedness of Teleflex (including all borrowings under the Credit Agreement) to the extent of the value of the assets securing such Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of Teleflex that are not Guarantors; and

•	are fully and unconditionally guaranteed by the Guarantors on a senior unsecured basis; provided, however, that all of the guarantees will be automatically released if the notes are rated Investment Grade by both Moody’s and S&P.

The Note Guarantees

The notes and the indenture are guaranteed on a senior unsecured basis by each of Teleflex’s wholly-owned Domestic Subsidiaries that is a guarantor or other obligor under a Credit Facility and certain other Domestic Subsidiaries of Teleflex that are Immaterial Subsidiaries.

Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor, including the obligations under its guarantee of the Senior Subordinated Notes; and

•	is effectively subordinated to all existing and future secured Indebtedness of that Guarantor (including its obligations under any guarantee of or borrowings under the Credit Agreement) to the extent of the value of the assets securing such Indebtedness.

Not all of our Subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and other liabilities (including trade payables) before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries generated approximately 50% of our consolidated net revenue in the year ended December 31, 2014, and held approximately 51% of Teleflex’s consolidated assets as of December 31, 2014. See note 17 to our audited consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, for additional information about the division of our consolidated revenues and assets between our guarantor and non-guarantor Subsidiaries.

As of the date of this prospectus, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries, if any, will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries, if any, will not guarantee the notes.

Principal, Maturity and Interest

Teleflex issued $250.0 million in aggregate principal amount of outstanding notes. Teleflex may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” (if applicable). The outstanding notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of Notes” include any exchange notes and any additional notes that are actually issued; provided that additional notes will not be issued with the same CUSIP, if any, as existing notes unless such additional notes are fungible with existing notes for U.S. federal income tax purposes. Teleflex will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on June 15, 2024.

Interest on the notes accrues at the rate of 5.25% per annum and is payable semi-annually in arrears on June 15 and December 15. Teleflex will make each interest payment to the holders of record as of 5:00 p.m., New York City time, on the immediately preceding June 1 and December 1.

Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

As long as the notes are represented by the global notes, we will pay principal of, and interest and Special Interest, if any, on those notes to or as directed by The Depository Trust Company (“DTC”) as the registered holder of the global notes. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless Teleflex elects to direct the paying agent to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee initially acts as paying agent and registrar. Teleflex may change the paying agent or registrar without prior notice to the holders of the notes, and Teleflex or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The indenture will require holders, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes to the registrar and trustee. Holders are required to pay all taxes due on transfer. Teleflex is not required to transfer or exchange any note selected for redemption. Also, Teleflex is not required to transfer or exchange any note for a period of 15 days before the provision of a notice of redemption of notes to be redeemed.

Note Guarantees

Except as provided below, the notes and the indenture are guaranteed on a senior unsecured basis by each of Teleflex’s current and future Domestic Subsidiaries that is a Wholly-Owned Subsidiary and that is a guarantor or other obligor under a Credit Facility and certain other Domestic Subsidiaries of Teleflex that are Immaterial Subsidiaries. The Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Teleflex or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger expressly assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and the registration rights agreement pursuant to a supplemental indenture substantially in the form attached to the indenture and a joinder to the registration rights agreement substantially in the form attached to the registration rights agreement or, in each case, other documents or instruments reasonably satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described under “—Repurchase at the Option of Holders—Asset Sales,” to the extent applicable.

Subject to certain limitations described in the indenture, the successor Person described in clause 2(a) above will succeed to, and be substituted for, such Guarantor under the indenture and such Guarantor’s Note Guarantee and such Guarantor will automatically be released and discharged from its obligations under the indenture and such Guarantor’s Note Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or Teleflex, (ii) merge with an Affiliate of Teleflex solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of Teleflex and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of a jurisdiction in the United States.

The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Teleflex or a Restricted Subsidiary of Teleflex, if the sale or other disposition does not violate the provisions of the indenture described under “—Repurchase at the Option of Holders—Asset Sales;”

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Teleflex or a Restricted Subsidiary of Teleflex, if the sale or other disposition does not violate the provisions of the indenture described under “—Repurchase at the Option of Holders—Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of Teleflex as a result of the sale or other disposition;

(3)	if Teleflex designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of the indenture described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries;”

(4)	with respect to any Guarantor that, as of the date of the indenture, is a guarantor or other obligor with respect to any Indebtedness under any Credit Facility, if that Guarantor ceases to be a guarantor or other obligor with respect to any such Indebtedness; provided, however, that if, at any time following such release, that Guarantor subsequently guarantees or otherwise becomes an obligor with respect to any Indebtedness under a Credit Facility, then that Guarantor will be required to provide a Note Guarantee in accordance with the covenant described below under “—Additional Note Guarantees;”

(5)	with respect to any Guarantor that, as of the date of the indenture, is not a guarantor or other obligor with respect to any Indebtedness under any Credit Facility, in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to any Restricted Subsidiary that is not a Guarantor;

(6)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or

(7)	on the Fall-Away Date.

Any such release and discharge shall occur automatically upon the consummation of any such transaction without any further action required of Teleflex, the applicable Guarantor or the trustee; provided that the trustee shall be entitled to an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Optional Redemption

At any time prior to June 15, 2017, Teleflex may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes), upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 105.25% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Teleflex and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

At any time prior to June 15, 2019, Teleflex may on any one or more occasions redeem all or a part of the notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but not including, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at Teleflex’s option prior to June 15, 2019.

On or after June 15, 2019, Teleflex may on any one or more occasions redeem all or a part of the notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2019	102.625%
2020	101.750%
2021	100.875%
2022 and thereafter	100.000%

Unless Teleflex defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form, based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements. No notes of $2,000 or less can be redeemed in part.

Notices of redemption will be delivered electronically in portable document format (“pdf”) or mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address or otherwise in accordance with the procedures of The Depository Trust Company, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Any notice of any redemption may, at Teleflex’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction.

If such notice of redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Teleflex’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (which, for the avoidance of doubt, may be later than 60 days from the date such notice was delivered or mailed), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On the redemption date, interest ceases to accrue on notes or portions of notes redeemed unless Teleflex defaults in paying the applicable redemption price.

Mandatory Redemption; Open Market Purchases

Teleflex is not required to make mandatory redemption or sinking fund payments with respect to the notes. Teleflex may at any time and from time acquire Notes by tender offer, open market purchases, negotiated transactions or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Teleflex to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Teleflex will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, Teleflex will deliver electronically in pdf format or mail a notice to each holder with a copy to the trustee or otherwise in accordance with the procedures of The Depository Trust Company describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 20 business days and no later than 60 days from the date such notice is mailed or otherwise delivered, pursuant to the procedures required by the indenture and described in such notice. Teleflex will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Teleflex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Teleflex will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased by Teleflex.

The paying agent will promptly send to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry in accordance with the applicable procedures of The Depository Trust Company) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Teleflex will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Teleflex to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Teleflex repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Teleflex will not be required to make a Change of Control Offer upon a Change of Control if:

(1)	a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Teleflex and purchases all notes properly tendered and not withdrawn under the Change of Control Offer; provided, however, in the event that such third party terminates, or defaults under, its offer, Teleflex will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control; or

(2)	notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Teleflex, or any third party making a Change of Control Offer in lieu of Teleflex as described above, purchases all of the notes validly tendered and not withdrawn by such holders, Teleflex or such third party will have the right, upon not less than 15 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the applicable Change of Control Payment in respect of the Second Change of Control Payment Date.

To the extent Teleflex is required to offer to repurchase the notes upon the occurrence of a Change of Control, Teleflex may not have sufficient funds to repurchase the notes in cash at such time. In addition, Teleflex’s ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to Teleflex’s indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the indenture.

The Credit Agreement limits, and future credit agreements or other agreements relating to Indebtedness to which Teleflex becomes a party may prohibit or limit, Teleflex from repurchasing any notes as a result of a Change of Control. In the event a Change of Control occurs at a time when Teleflex is prohibited from repurchasing the notes, Teleflex could seek the consent of the holders of such Indebtedness to permit the repurchase of the notes or could attempt to refinance such Indebtedness that contains such prohibition. If Teleflex does not obtain such consent or repay such Indebtedness, Teleflex will remain prohibited from repurchasing the notes. In such case, Teleflex’s failure to repurchase tendered notes would constitute an Event of Default under the indenture. In addition, the Credit Agreement provides that certain change of control events with respect to Teleflex constitute a default thereunder. If Teleflex experiences a change of control that triggers a default under the Credit Agreement, Teleflex could seek a waiver of such default or seek to refinance the Credit Agreement. In the event Teleflex does not obtain such a waiver or refinance the Credit Agreement, such default could result in amounts outstanding under the Credit Agreement being declared due and payable.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Teleflex and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Teleflex to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Teleflex and its Subsidiaries taken as a whole to another Person or group may be uncertain. See “Risk Factors—Risks Related to Our Indebtedness and this Offering—Investors may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.”

Asset Sales

Teleflex will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Teleflex (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Teleflex or such Restricted Subsidiary, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Teleflex’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Teleflex’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Teleflex, of Teleflex or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a novation, indemnity or similar agreement that releases Teleflex or such Restricted Subsidiary from or indemnifies against further liability;

(b)	any securities, notes or other obligations received by Teleflex or any such Restricted Subsidiary from such transferee that are converted by Teleflex or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion;

(c)	any stock or assets of the kind referred to in clauses (2), (4) or (5) of the next paragraph of this covenant; and

(d)	any Designated Non-cash Consideration received by Teleflex or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of (i) $50.0 million or (ii) 1.25% of the Company’s Total Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Teleflex or a Restricted Subsidiary of Teleflex may apply such Net Proceeds at its option:

(1)	to repay or reduce any of the following:

(a)	Indebtedness and other Obligations under a Credit Facility that are secured by a Lien;

(b)	Obligations under Indebtedness that is secured by a Lien that is permitted by the indenture;

(c)

Obligations under the notes or any other Indebtedness that is pari passu in right of payment with the notes; provided that if Teleflex or any Restricted Subsidiary shall so repay or reduce any such Indebtedness other than the notes, Teleflex or any Restricted Subsidiary shall equally and ratably redeem or repurchase the notes as described above under the caption “—Optional

Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase the notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repayment; or

(d)	Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to Teleflex or another Restricted Subsidiary;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Teleflex;

(3)	to make a capital expenditure;

(4)	to acquire other assets that are used or useful in a Permitted Business; or

(5)	to make an Investment in any one or more businesses that replaces the businesses, properties and/or assets that are the subject of such Asset Sale; provided that such Investment in any business is in the form of the acquisition of Capital Stock and, after giving effect to such Investment, such business is a Restricted Subsidiary of Teleflex.

Pending the final application of any Net Proceeds, Teleflex or a Restricted Subsidiary of Teleflex may temporarily invest the Net Proceeds in any manner that is not prohibited by the indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clauses (2), (3), (4) or (5) in the immediately preceding paragraph, as the case may be, shall be treated as a permitted application of Net Proceeds from the date of such commitment so long as Teleflex or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later cancelled or terminated for any reason such Net Proceeds shall constitute “Excess Proceeds” (as defined in the next succeeding paragraph).

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within ten business days thereof, Teleflex will make an offer (an “Asset Sale Offer”) to all holders of notes and, if required by the terms of any Indebtedness that is pari passu with the notes, all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Teleflex may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and Teleflex will select such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the trustee so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Teleflex may at its option make an Asset Sale Offer using Net Proceeds from an Asset Sale at any time following the completion of an Asset Sale. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by the indenture, the amount of Net Proceeds Teleflex is offering to apply in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

Teleflex will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, Teleflex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

The provisions under the indenture relative to Teleflex’s obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

The Credit Agreement limits, and future agreements governing Teleflex’s Indebtedness may prohibit or limit certain events, including events that would constitute an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Teleflex to repurchase the notes upon an Asset Sale could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on Teleflex. In the event an Asset Sale occurs at a time when Teleflex is prohibited from purchasing notes, Teleflex could seek the consent of the applicable lenders to the purchase of notes or could attempt to refinance the Indebtedness that contains such prohibition. If Teleflex does not obtain a consent or repay such Indebtedness, Teleflex will remain prohibited from purchasing notes. In that case, Teleflex’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness.

Certain Covenants

Changes in Covenants When Notes Are Rated Investment Grade

If on any date following the date of the indenture:

(1)	the notes are rated Investment Grade; and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day (the “Fall Away Date”) and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this prospectus will permanently cease to be in effect with respect to the notes:

(1)	“—Repurchase at the Option of Holders—Asset Sales;”

(2)	“—Restricted Payments;”

(3)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(5)	“—Designation of Restricted and Unrestricted Subsidiaries;”

(6)	“—Transactions with Affiliates;”

(7)	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets;” and

(8)	“—Additional Note Guarantees.”

As of the Fall Away Date, the Note Guarantees of each of the Guarantors will be automatically released. See “—Note Guarantees.”

There can be no assurance that the notes will ever achieve or maintain an Investment Grade rating. All determinations of the Fall Away Date shall be made by Teleflex and the trustee shall have no obligation to verify that the Fall Away Date has occurred.

Restricted Payments

Teleflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Teleflex’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Teleflex or any of its Restricted Subsidiaries) other than:

(A)	dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Teleflex; and

(B)	dividends or distributions (including, for the purposes of this clause (1)(B), loans, capital contributions, premium reductions, reductions of capital and returns of capital) payable to Teleflex or a Restricted Subsidiary of Teleflex (including, for the avoidance of doubt, dividends or distributions issued by a Restricted Subsidiary of Teleflex);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Teleflex) any Equity Interests of Teleflex or any direct or indirect parent of Teleflex;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Teleflex or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Teleflex and any of its Restricted Subsidiaries), except (a) a payment of interest, payments in satisfaction of a sinking fund obligation or principal at the Stated Maturity thereof or (b) the purchase, repurchase, redemption or other acquisition of such Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or Stated Maturity, in each case, due within one year of the date of purchase, repurchase, redemption or acquisition; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)	Teleflex would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Teleflex and its Restricted Subsidiaries since June 13, 2011(excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (13), (14), (15) and (16) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1)	50% of the Consolidated Net Income of Teleflex for the period (taken as one accounting period) from March 27, 2011 to the end of Teleflex’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)

100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Teleflex as a contribution to its common equity capital or in exchange for shares of its common equity issued in an acquisition or merger since the Issue Date or from the issue or sale of Qualifying Equity Interests of Teleflex since June 13, 2011 or from the issue or sale of convertible or exchangeable Disqualified Stock of Teleflex or convertible or exchangeable debt securities of Teleflex (whether issued or sold before or after the date of the indenture), in each case that have been converted into or exchanged for Qualifying Equity Interests of Teleflex after June 13, 2011 (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Teleflex); plus

(3)	100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Teleflex after June 13, 2011 by means of:

(i)	the sale or other disposition (other than to Teleflex or a Restricted Subsidiary) of Restricted Investments made by Teleflex or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Teleflex or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments by Teleflex or its Restricted Subsidiaries, in each case after June 13, 2011,

(ii)	the sale (other than to Teleflex or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or

(iii)	a distribution or dividend from an Unrestricted Subsidiary,

in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of Teleflex for such period; plus

(4)	to the extent that any Unrestricted Subsidiary of Teleflex designated as such after June 13, 2011 is redesignated as a Restricted Subsidiary after June 13, 2011, the lesser of

(i)	the Fair Market Value of Teleflex’s Restricted Investment in such Subsidiary as of the date of such redesignation or

(ii)	the aggregate amount of Teleflex’s Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (4) and were not previously repaid or otherwise reduced.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption of any securities within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Teleflex) of, Equity Interests of Teleflex (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Teleflex; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph;

(3)	the payment of any dividend or similar distribution by a Restricted Subsidiary of Teleflex to the holders of its Equity Interests on a pro rata basis;

(4)	the making of any principal payment or the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Teleflex or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Teleflex or any Restricted Subsidiary of Teleflex held by any current or former officer, director,

employee or consultant of Teleflex or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $25.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods); provided further that such amount in any twelve-month period may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests of Teleflex to members of management, directors or consultants of Teleflex, any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurred after June 13, 2011, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph or clause (2) of this paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by Teleflex or its Restricted Subsidiaries after June 13, 2011; less proceeds described in clauses (a) and (b) of this clause (5); provided, further, that cancellation of Indebtedness owing to Teleflex from any current or former officer, director, employee or consultant (or any permitted transferees thereof) of Teleflex or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of Teleflex from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the indenture,

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)	payments or distributions to dissenting stockholders required by applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of Teleflex or its Restricted Subsidiaries that complies with the provisions of the indenture described under the caption “—Merger, Consolidation or Sale of Assets;”

(8)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Teleflex or any preferred stock of any Restricted Subsidiary of Teleflex issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(9)	payments of cash, dividends, distributions, advances or other Restricted Payments by Teleflex or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock or Permitted Convertible Indebtedness of any such Person;

(10)	the making of cash payments in connection with any conversion of Permitted Convertible Indebtedness in an aggregate principal amount since June 13, 2011 not to exceed the sum of (a) the principal amount of such Permitted Convertible Indebtedness plus (b) any payments received by Teleflex or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(11)	any payments in connection with a Permitted Bond Hedge Transaction, and the settlement of any related Permitted Warrant Transaction (a) by delivery of shares of Teleflex’s common stock upon net share settlement thereof or (b) by (i) set-off against the related Permitted Bond Hedge Transaction, (ii) payment of an early termination amount thereof in shares of Teleflex’s common stock upon any early termination thereof and (iii) payment of an amount thereof in cash upon exercise, settlement or an early termination thereof in an aggregate amount not to exceed the aggregate amount of any payments received by Teleflex or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, less any cash payments made with respect to any related Permitted Convertible Indebtedness pursuant to clause (10) of this paragraph;

(12)	the declaration or payment of cash dividends on Teleflex’s common stock in an amount not to exceed $0.40 per share in any fiscal quarter (as adjusted so that the aggregate amount payable pursuant to this clause (12) is not increased or decreased solely as a result of any stock-split, stock dividend or similar reclassification);

(13)	the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of Teleflex common stock pursuant to a shareholder rights plan;

(14)	payments in connection with intercompany obligations under cash pooling arrangements;

(15)	the repurchase or redemption of any Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee (i) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a “Change of Control” in accordance with provisions similar to those described under the caption “—Repurchase at the Option of Holders—Change of Control” or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with the provisions similar to those described under the caption “—Repurchase at the Option of Holders—Asset Sales;” provided that, prior to or simultaneously with such purchase or redemption, Teleflex has made an offer to purchase the notes as provided in the above-referenced provisions with respect to the notes and has completed the repurchase or redemption of the notes validly tendered for payment in connection with such offer to purchase and the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales,” as applicable; and

(16)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments; provided, that, if, immediately after giving effect to such Restricted Payment as if it had occurred at the beginning of Teleflex’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment, Teleflex’s Consolidated Leverage Ratio would have been equal to or greater than 3.00 to 1.00, the aggregate amount of such Restricted Payments pursuant to this clause (16) made since the date of the indenture at a time when such Consolidated Leverage Ratio was equal to or greater than 3.00 to 1.00 does not exceed $275.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Teleflex or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Teleflex whose determination will be conclusive and will be evidenced by an officer’s certificate delivered to the trustee.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of any one of clauses (1) through (16) above or is entitled to be made pursuant to the first paragraph of this covenant and/or one or more of the exceptions contained in the definition of “Permitted Investments,” Teleflex will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (16) and such first paragraph and/or one or more of the exceptions contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this covenant.

As of December 31, 2014, Teleflex would have been able to make Restricted Payments in the aggregate amount of approximately $210.2 million pursuant to clause (c) of the first paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

Teleflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Teleflex will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;

provided, however, that Teleflex may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and Teleflex’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Teleflex’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Teleflex and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the principal amount thereof) not to exceed the greater of (a) $1,250.0 million or (b) such amount as would not, as of the date of incurrence and after giving pro forma effect thereto, cause the Consolidated Net Secured Leverage Ratio to exceed 3.50 to 1.00; provided that, for purposes of determining the amount of Indebtedness that may be incurred under clause (1)(b), all Indebtedness incurred under this clause (1) shall be treated as secured Indebtedness;

(2)	the incurrence by Teleflex and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Teleflex and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and any exchange notes and related Note Guarantees thereof that may be issued as required by the registration rights agreement;

(4)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Teleflex or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed, as of any date of incurrence, the greater of (a) $200.0 million or (b) 5.0% of Total Assets;

(5)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (14), (15), (19) or (21) of this paragraph;

(6)	the incurrence by Teleflex or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Teleflex and any of its Restricted Subsidiaries; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Teleflex or a Restricted Subsidiary of Teleflex; and

(b)	any sale or other transfer of any such Indebtedness to a Person that is not either Teleflex or a Restricted Subsidiary of Teleflex,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Teleflex or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Teleflex’s Restricted Subsidiaries to Teleflex or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Teleflex or a Restricted Subsidiary of Teleflex; and

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)	the guarantee by Teleflex or any of the Guarantors of Indebtedness of Teleflex or a Restricted Subsidiary of Teleflex to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11)	reimbursement obligations in respect of standby or documentary letters of credit or bankers’ acceptances in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $30.0 million;

(12)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(13)	the incurrence by a Securitization Subsidiary of Indebtedness in connection with a Qualified Securitization Facility that is without recourse to Teleflex or to any other Subsidiary of Teleflex or their assets (other than such Securitization Subsidiary and its assets and, as to Teleflex or any Subsidiary of Teleflex, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person in an aggregate principal amount not to exceed, as of any date of incurrence, the greater of (a) 85% of the gross book value of the accounts receivable of Teleflex and its Restricted Subsidiaries determined based on the most recently available month-end consolidated balance sheet information for Teleflex or (b) $250.0 million;

(14)	the incurrence by Teleflex or any of its Restricted Subsidiaries of (a) Indebtedness of a Person incurred and outstanding on or prior to the date on which such Person was acquired by Teleflex or any of its Restricted Subsidiaries or merged into Teleflex or a Restricted Subsidiary in accordance with the terms of the indenture or (b) Indebtedness of Teleflex or any of its Restricted Subsidiaries incurred to acquire any Person who will become a Restricted Subsidiary or be merged into Teleflex or any of its Restricted Subsidiaries in accordance with the terms of the indenture; provided, however, that, in either case, on the date of such incurrence, (i) Teleflex would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (14) or (ii) the Fixed Charge Coverage Ratio for Teleflex would be greater than such Fixed Charge Coverage Ratio immediately prior to such incurrence of Indebtedness;

(15)	the incurrence by Teleflex of Indebtedness, to the extent the net proceeds thereof are (a) used to purchase notes in connection with a Change of Control Offer or pursuant to the provisions of the indenture described under “—Optional Redemption” or (b) promptly deposited to defease or satisfy and discharge the notes as described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge;”

(16)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(17)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Indebtedness arising from agreements of Teleflex or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Teleflex and its Restricted Subsidiaries in connection with such disposition;

(18)	the incurrence by Teleflex or any of its Restricted Subsidiaries of Indebtedness in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any current or former officer, director or employee of Teleflex or any of its Restricted Subsidiaries; provided that such repurchase, redemption or other acquisition or retirement is permitted by the covenant described above under the caption “—Restricted Payments;” and provided, further that such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes and the Note Guarantees;

(19)	Indebtedness of Foreign Subsidiaries in an aggregate amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed, as of any date of incurrence, the greater of (a) $150.0 million (or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency) or (b) 4.0% of Total Assets;

(20)	Indebtedness consisting of guarantees of Indebtedness or other obligations of joint ventures permitted under clause (15) of the definition of “Permitted Investments;” and

(21)	the incurrence by Teleflex or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (21), not to exceed, as of any date of incurrence, the greater of (a) $200.0 million or (b) 5.0% of Total Assets.

Teleflex will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Teleflex or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Teleflex or such Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant:

(a) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Teleflex will be permitted, in its sole discretion, to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of the above clauses or under the first paragraph of this covenant; and

(b) at the time of incurrence, Teleflex will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture shall be deemed to have been incurred under clause (1) of the definition of Permitted Debt.

The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Teleflex as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Teleflex or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Liens

Teleflex will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless (1) in the case of any Lien securing pari passu Indebtedness, the notes are secured by a Lien that is senior in priority to or pari passu with such Lien and (2) in the case of any Lien securing subordinated Indebtedness, the notes are secured by a Lien that is senior in priority to such Lien.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph will provide by its terms that any such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien on such other Indebtedness, without any further action required of Teleflex, any Restricted Subsidiary or the trustee.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Teleflex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Teleflex or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Teleflex or any of its Restricted Subsidiaries;

(2)	make loans or advances to Teleflex or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Teleflex or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the date of the indenture, including pursuant to agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, increases, extensions, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, increases, extensions, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes and the Note Guarantees;

(3)

agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, increases, extensions, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees;

(4)	applicable law, rule, regulation or order;

(5)	any agreement or other instrument of a Person acquired by Teleflex or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent created in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)	Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred pursuant to the provisions of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(14)	any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(15)	restrictions on the sale or transfer of assets imposed under any agreement to sell such assets or granting an option to purchase such assets; provided that such sale or transfer complies with the other provisions of the indenture;

(16)	Indebtedness or other contractual requirements or restrictions created in connection with any Qualified Securitization Facility that, in a good faith determination of Teleflex, are necessary or advisable to effect such Qualified Securitization Facility; provided that such restrictions apply only to such Securitization Subsidiary; and

(17)

any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of Teleflex, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation or Sale of Assets

Teleflex will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Teleflex is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Teleflex and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Teleflex is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Teleflex) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the “Successor Company”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Successor Company (if other than Teleflex) assumes all the obligations of Teleflex under the notes and the indenture pursuant to a supplemental indenture substantially in the form attached to the indenture and the registration rights agreement pursuant to a joinder agreement substantially in the form attached to the registration rights agreement, or, in each case, pursuant to other documents or instruments reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) Teleflex or the Successor Company (if other than Teleflex), would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) the Fixed Charge Coverage Ratio for Teleflex or the Successor Company (if other than Teleflex), would be equal to or greater as a result of such transaction.

The Successor Company will succeed to, and be substituted for, Teleflex under the indenture and the notes and Teleflex will automatically be released and discharged from its obligations under the indenture and the notes, but in the case of a lease of all or substantially all of the properties and assets of Teleflex and its Restricted Subsidiaries taken as a whole, Teleflex will not be released from the obligation to pay the principal of and interest on the notes.

Notwithstanding the immediately preceding clauses (3) and (4) of the first paragraph of this covenant,

(1) Teleflex or any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to Teleflex or another Restricted Subsidiary, and

(2) Teleflex may merge with or into an Affiliate solely for the purpose of reincorporating Teleflex in another jurisdiction.

Transactions with Affiliates

Teleflex will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Teleflex (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Teleflex or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Teleflex or such Restricted Subsidiary with an unrelated Person; and

(2)	Teleflex delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million:

(a)	a resolution of the Board of Directors of Teleflex set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Teleflex, or

(b)	an opinion as to the fairness to Teleflex or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, change in control/severance agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Teleflex or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among Teleflex and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Teleflex) that is an Affiliate of Teleflex solely because Teleflex owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Teleflex or any of its Restricted Subsidiaries or parent entities in the ordinary course of business;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Teleflex to Affiliates of Teleflex and the granting of registration and other customary rights in connection therewith;

(6)	any Permitted Investments and any Restricted Payments permitted under the provisions of the indenture described above under the caption “—Restricted Payments;”

(7)	any agreement as in effect as of the date of the indenture, or any amendment thereto (so long as any such amendment is either (x) not materially disadvantageous to the holders of the notes when taken as a whole as compared to the applicable agreement as in effect on the date of the indenture or (y) is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party);

(8)	transactions in which Teleflex or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Teleflex or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Teleflex or its relevant Restricted Subsidiary as might reasonably have been obtained at such time from an unaffiliated party;

(9)	the Transactions and the payment of all fees and expenses related thereto;

(10)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to Teleflex and its Restricted Subsidiaries, in the reasonable determination of the board of directors of Teleflex or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)	sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12)	transactions between or among Teleflex and/or its Subsidiaries or transactions between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment;

(13)	any transaction with a Captive Insurance Subsidiary in the ordinary course of operations of such Captive Insurance Subsidiary;

(14)	any tax sharing agreement or payment pursuant thereto, between the Company and/or one or more Subsidiaries on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes on the other hand, which payments by the Company and the Restricted Subsidiaries are in lieu of and not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(15)	transactions with joint ventures entered into in the ordinary course of business (including, without limitations, any cash management activities related thereto);

(16)	any lease entered into between Teleflex or any Restricted Subsidiary, as lessee, and any Affiliate of Teleflex, as lessor, in the ordinary course of business; and

(17)	intellectual property licenses in the ordinary course of business.

Additional Note Guarantees

If Teleflex or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Wholly-Owned Subsidiary after the date of the indenture that guarantees or otherwise becomes an obligor with respect to any Indebtedness of Teleflex or any of its Restricted Subsidiaries under a Credit Facility, then such Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within 45 business days of the date such Domestic Subsidiary guarantees or otherwise becomes an obligor with respect to any Indebtedness of Teleflex or any of its Restricted Subsidiaries under a Credit Facility; provided that any such Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Captive Insurance Subsidiary or a Securitization Subsidiary, as the case may be, need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary, a Captive Insurance Subsidiary or a Securitization Subsidiary, as the case may be. Each Note Guarantee of a Domestic Subsidiary that is a Wholly-Owned Subsidiary will provide by its terms that it will be automatically released under the circumstances described above under the caption “—Note Guarantees.”

Teleflex may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 45 business day period described above.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Teleflex may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Teleflex and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation in an amount determined as set forth in the last sentence of the definition of “Investments” and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Teleflex. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Teleflex as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Teleflex as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Teleflex will be in Default of such covenant. The Board of Directors of Teleflex may at any time designate or redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of Teleflex; provided that such designation or redesignation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Teleflex of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation or redesignation will only be permitted if:

(1)	(a) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) the Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such designation, in each case, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and

(2)	no Default or Event of Default would occur and be continuing following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Teleflex will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Teleflex were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by Teleflex’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Teleflex were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, Teleflex will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

For purposes of this covenant, reports filed by us with the SEC via the EDGAR system or any successor system will be deemed to be furnished to the holders of the notes as of the time such reports are filed with EDGAR or such successor system.

The Trustee shall have no responsibility whatsoever to monitor whether such filing or posting referred to in the immediately preceding two paragraphs has occurred.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Teleflex’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

If, at any time, Teleflex is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Teleflex will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Teleflex will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Teleflex’s filings for any reason, Teleflex will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Teleflex were required to file those reports with the SEC.

If Teleflex has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the financial condition and results of operations of Teleflex and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Teleflex.

If any direct or indirect parent company of Teleflex becomes a Guarantor, the indenture will permit Teleflex to satisfy its obligations in this covenant with respect to financial information relating to Teleflex by furnishing financial information relating to such other parent Guarantor; provided that if and so long as such parent Guarantor shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent Guarantor, on the one hand, and the information relating to Teleflex and its Subsidiaries on a standalone basis, on the other hand. “Independent Assets or Operations” means, with respect to any such parent Guarantor, that such parent Guarantor’s total assets or revenues, determined in accordance with GAAP and as shown on the most recent financial statements of such parent Guarantor, is more than 3.0% of such parent Guarantor’s corresponding consolidated amount.

In addition, Teleflex and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default” under the indenture:

(1)	default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	prior to the Fall Away Date, and, to the extent applicable after the Fall Away Date, failure by Teleflex or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” for 30 days after notice to Teleflex by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

(4)	prior to the Fall Away Date, failure by Teleflex or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” for 30 days after notice to Teleflex by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

(5)	failure by Teleflex or any of its Restricted Subsidiaries for 60 days after notice to Teleflex by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

(6)	default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which may be secured or evidenced any Indebtedness for money borrowed in excess of $75.0 million in the aggregate by Teleflex or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists or is created after the date of the indenture, if that default:

(a)	constitutes a failure to pay the principal or interest of any such Indebtedness or Guarantee when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise (a “Payment Default”); or

(b)	results in such Indebtedness becoming or being declared due and payable;

(7)	failure by Teleflex or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(8)	except as permitted by the indenture, any Note Guarantee of any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or group of Guarantors, denies or disaffirms its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to Teleflex or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Teleflex, any Restricted Subsidiary of Teleflex that is a Significant Subsidiary or any group of Restricted Subsidiaries of Teleflex that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest and Special Interest, if any.

In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes.

In the event of any Event of Default specified in clause (6) in the first paragraph under the heading “Events of Default and Remedies” above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 20 days after such Event of Default arose:

(1)	the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged;

(2)	holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

Subject to certain restrictions, the holders of a majority in principal amount of the total outstanding notes are given the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a note or that could result in personal liability for the trustee.

Teleflex is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 30 days of becoming aware of any Default or Event of Default that is continuing, Teleflex is required to deliver to the trustee a statement specifying such Default or Event of Default and how Teleflex plans to resolve such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Teleflex or any Guarantor, as such, will have any liability for any obligations of Teleflex or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Teleflex may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Teleflex’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture, and Teleflex’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Teleflex may, at its option and at any time, elect to have the obligations of Teleflex and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Teleflex must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Teleflex must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Teleflex must deliver to the trustee an opinion of counsel confirming that (a) Teleflex has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law (or official interpretation thereof), in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Teleflex must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Teleflex or any of the Guarantors is a party or by which Teleflex or any of the Guarantors is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings);

(6)	Teleflex must deliver to the trustee an officer’s certificate stating that the deposit was not made by Teleflex with the intent of preferring the holders of notes over the other creditors of Teleflex with the intent of defeating, hindering, delaying or defrauding any creditors of Teleflex or others; and

(7)	Teleflex must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (for the avoidance of doubt, the provisions with respect to the redemption of the notes referred to in this clause (2) do not include the provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including Special Interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, as of the latest audited consolidated financial statements for Teleflex would constitute a Significant Subsidiary) from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Teleflex, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Teleflex’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Teleflex’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes, the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees, which intent will be evidenced by an officer’s certificate to that effect;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8)	to allow any Guarantor to execute a indenture and/or a Note Guarantee with respect to the notes or the exchange notes and the related Note Guarantees thereof that may be issued as required by the registration rights agreement;

(9)	to release a Guarantor from its Guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture;

(10)	to secure the notes or the exchange notes and the related Note Guarantees or add covenants for the benefit of the holders of notes or to surrender any right or power conferred upon Teleflex or any Guarantor;

(11)	to evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof; or

(12)	to make any amendment to the provisions of the indenture relating to the transfer or legending of the notes or to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Teleflex, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year and Teleflex or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, and interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

(2)

in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Teleflex or any Guarantor is a party or by which Teleflex or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	Teleflex or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Teleflex has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case maybe.

In addition, Teleflex must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association acts as trustee under the indenture.

If the trustee becomes a creditor of Teleflex or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Teleflex Incorporated, 550 East Swedesford Road, Suite 400, Wayne, Pennsylvania 19087, Attention: Jake Elguicze, Treasurer and Vice President, Investor Relations.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than Teleflex or any Subsidiary of Teleflex) in whom a Securitization Subsidiary makes an Investment in connection with a Qualified Securitization Facility will be deemed to be an Affiliate of Teleflex or any of its Subsidiaries solely by reason of such Investment.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess, if any, of:

(a)	the present value at such redemption date of (i) the redemption price of the note at June 15, 2019 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through June 15, 2019, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights by Teleflex or any of Teleflex’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Teleflex and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of Teleflex’s Restricted Subsidiaries or the sale by Teleflex or any of Teleflex’s Restricted Subsidiaries of Equity Interests in any of Teleflex’s Subsidiaries (other than preferred stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million;

(2)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(3)	the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(4)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(5)	any financing transaction with respect to property built or acquired by Teleflex or any Restricted Subsidiary after the date of the indenture, including any sale and leaseback transactions and asset securitizations permitted by the indenture;

(6)	the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(7)	a transfer of assets between or among Teleflex and its Restricted Subsidiaries;

(8)	an issuance of Equity Interests by a Restricted Subsidiary of Teleflex to Teleflex or to a Restricted Subsidiary of Teleflex;

(9)	the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out, obsolete or no longer used assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Teleflex, no longer economically practicable to maintain or useful in the conduct of the business of Teleflex and its Restricted Subsidiaries taken as whole);

(10)	licenses and sublicenses by Teleflex or any of its Restricted Subsidiaries of software or intellectual property or other intangibles in the ordinary course of business;

(11)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(12)	foreclosures, condemnation or similar proceedings affecting assets of Teleflex or any of its Restricted Subsidiaries;

(13)	the granting of Liens not prohibited by the covenant described above under the caption “—Liens;”

(14)	the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(15)	a Restricted Payment permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(16)	the entry into, settlement or early termination of any Hedging Obligations;

(17)	the entry into, settlement or early termination of any Permitted Bond Hedge Transaction and the entry into, settlement or early termination of any Permitted Warrant Transaction;

(18)	transfers or sales of (i) accounts receivable, participations therein or related assets or (ii) Securitization Assets and related assets (or a fractional undivided interest therein), in each case in connection with a Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(19)	sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(20)	the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities exchangeable or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Captive Insurance Subsidiary” means any captive insurance company that is a Subsidiary of Teleflex or any of its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	(a) pounds sterling or euros; (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business; and (c) the currency of any country that is a member of the Organization for Economic Cooperation and Development;

(3)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 24 months from the date of acquisition;

(4)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any commercial bank having capital and surplus in excess of $500.0 million;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 12 months after the date of acquisition;

(7)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Teleflex as a replacement agency) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(8)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition; and

(9)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Teleflex and its Restricted Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to Teleflex or one of its Restricted Subsidiaries;

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Teleflex, measured by voting power rather than number of shares;

(3)	Teleflex consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Teleflex, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Teleflex is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(a)	the Voting Stock of Teleflex outstanding immediately prior to such transaction is converted into or exchanged for the Voting Stock of such surviving or transferee Person (or any direct or indirect parent thereof) immediately after giving effect to such transaction; and

(b)	the holders of the Voting Stock of Teleflex immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Teleflex or such surviving or transferee Person (or any direct or indirect parent thereof) immediately after giving effect to such transaction; or

(4)	the first day on which a majority of the members of the Board of Directors (excluding vacant seats) of Teleflex are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, in each case to the extent taken into account in computing such Consolidated Net Income:

(1)	provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes of such Person and its Restricted Subsidiaries for such period; plus

(2)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period; plus

(3)	any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period; plus

(4)	solely for the purpose of determining Consolidated EBITDA for the Fixed Charge Coverage Ratio, any losses resulting from write-downs of purchase and lease commitments, write-downs of excess, obsolete or unbalanced inventories; plus

(5)	depreciation, amortization (including amortization of intangibles and other assets but excluding amortization of prepaid cash expenses that were paid in a prior period), and any other non-cash charges, including non-cash costs associated with inventory purchase price adjustments and in process research and development, any write offs, write downs, losses or items and expenses, in each case, to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing Consolidated Net Income, but excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period; plus

(6)	to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition permitted under the indenture; plus

(7)	any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any acquisition permitted under the indenture; plus

(8)	deferred financing fees and milestone payments in connection with any Investment or series of related Investments permitted under the indenture; plus

(9)	costs of surety bonds in connection with financing activities; plus

(10)	the amount of factually supportable and identifiable cost savings related to operational efficiencies, expense reductions, strategic initiatives or improvements or other synergies, in each case, projected by Teleflex in good faith to be realized based upon actions taken, committed to be taken or reasonably expected to be taken within 18 months of the date of determination (calculated on a pro forma basis as though such cost savings, improvements and synergies had been realized on the first day of such period) (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by a responsible financial or accounting officer of Teleflex; plus

(11)	any loss from discontinued operations and any loss on disposal of discontinued operations; minus

(12)	any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period; minus

(13)	non-cash gains, other than the accrual of revenue in the ordinary course of business and excluding any non-cash gains which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; minus

(14)	any unusual or non-recurring gains for such period; minus

(15)	any income from discontinued operations and any gain on disposal of discontinued operations, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Indebtedness” means, with respect to any specified Person as of any date, the sum, without duplication, of:

(1)	the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

(2)	the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by, or is secured by a Lien on the assets of, the referent Person or one or more of its Restricted Subsidiaries; plus

(3)	the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person;

in each case, determined on a consolidated basis in accordance with GAAP (except as provided in the definition of “Indebtedness”).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (1) the Consolidated Indebtedness of Teleflex that is outstanding as of such date to (2) the Consolidated EBITDA of Teleflex for the then most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	any after-tax effect of extraordinary, non-recurring or unusual losses, charges or premiums including, but not limited to, any expenses or charges related to any Equity Offering, incurrence of Indebtedness permitted to be incurred under the indenture, Permitted Investment, acquisition, restructuring, integration (including, without limitation, the sale, closure or consolidation of facilities and start-up costs related to new facilities), transition, executive recruiting, severance (including, but not limited to, any severance payments related to management employment contracts), relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, recapitalization or the amendment, modification or refinancing of Indebtedness (including a refinancing thereof) (whether or not successful) (for the avoidance of doubt, the losses, charges and premiums identified in this clause include, without limitation, those relating to the refinancing transactions undertaken by Teleflex in July 2013, the Transaction Costs, any future losses, charges or premiums associated with the prepayment and the related prepayment make-whole amounts of any other refinancings undertaken in the future and any amounts paid or charges incurred in connection with the termination of interest rate swaps entered into in the future in connection with the Credit Facilities), will be excluded;

(2)	all extraordinary losses and expenses and all gains and losses realized in connection with any Asset Sale (without regard to the dollar limitation in the definition thereof) or other disposition, disposition of securities or early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(3)	the net income and loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash (or to the extent converted into cash or Cash Equivalents) to the specified Person or a Restricted Subsidiary of the Person;

(4)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the covenant described under “Certain Covenants—Restricted Payments” and clause (16) of the second paragraph of the covenant described under “Certain Covenants—Restricted Payments,” the net income of any Restricted Subsidiary (other than any Guarantor) for such period will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Teleflex will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to Teleflex or a Restricted Subsidiary in respect of such period, to the extent not already included therein;

(5)	the cumulative effect of a change in accounting principles will be excluded;

(6)	non-cash gains and losses attributable to movement in the mark-to-market valuation of (a) Hedging Obligations pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (b) Permitted Convertible Indebtedness,(c) any Permitted Convertible Indebtedness Call Transaction and (d) foreign currencies or derivative instruments pursuant to GAAP, will be excluded;

(7)	any net unrealized gains or losses (after any offset) with respect to Hedging Obligations will be excluded;

(8)	(i) any non-cash compensation charges and expenses recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded;

(9)	any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)	any amortization of deferred charges or debt discount resulting from the application of FASB Accounting Standards Codification Topic 470-20—Debt—Debt with Conversion and Other Options (formerly FASB Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)) will be excluded;

(11)	accruals and reserves that are established within twelve months after the date of the indenture that are so required to be established as a result of the Transactions in accordance with GAAP will be excluded; and

(12)	to the extent covered by insurance or indemnification and actually reimbursed, or, so long as Teleflex has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the Consolidated Indebtedness of Teleflex that is outstanding and that is secured by a Lien on the assets of Teleflex or any of its Restricted Subsidiaries as of such date minus Cash Equivalents included on the consolidated balance sheet of Teleflex as of such date to (2) the Consolidated EBITDA of Teleflex for the then most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Teleflex who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Notes” means Teleflex’s 3.875% Convertible Senior Subordinated Notes due 2017 outstanding on the date of the indenture.

“Credit Agreement” means that certain Credit Agreement, dated as of July 16, 2013, by and among Teleflex, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and Bank of America, N.A., as Syndication Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or other financing arrangements (including, without limitation, commercial paper facilities or indentures), in each case, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” and, to the extent applicable, “Certain Covenants—Liens”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Teleflex or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by a financial officer of Teleflex, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, that if such Capital Stock is issued to any plan for the benefit of employees of Teleflex or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Teleflex or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Teleflex to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Teleflex may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Teleflex and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Teleflex that is, at the time of determination, organized under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either:

(1)	of Equity Interests of Teleflex by Teleflex (other than Disqualified Stock and other than to a Subsidiary of Teleflex), or

(2)	of Equity Interests of a direct or indirect parent entity of Teleflex (other than to Teleflex or a Subsidiary of Teleflex) to the extent that the net proceeds therefrom are contributed to the common equity capital of Teleflex.

“Existing Indebtedness” means all Indebtedness of Teleflex and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Teleflex (unless otherwise provided in the indenture).

“FASB” means Financial Accounting Standards Board.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of Teleflex) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	Investments, acquisitions, dispositions and mergers or consolidations that have been made by the specified Person or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of Teleflex) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as of the Calculation Date in excess of 12 months).

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition and merger or consolidation, the pro forma calculations shall include factually supportable and identifiable pro forma cost savings related to operational efficiencies, expense reductions, strategic initiatives or improvements or other synergies, in each case, projected by Teleflex in good faith to be realized based upon actions taken, committed to be taken or reasonably expected to be taken within 18 months of the Calculation Date (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by a responsible financial or accounting officer of Teleflex. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Teleflex to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under revolving credit facilities computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; or, if lower, the maximum commitments under such revolving credit facilities as of the applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Teleflex may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation, (a) amortization of debt issuance costs and original issue discount, (b) non-cash interest payments, (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (c) the interest component of any deferred payment obligations, (d) the interest component of all payments associated with Capital Lease Obligations, (e) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and excluding, (u) penalties and interest relating to taxes, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) Special Interest and any other “additional interest” or “liquidated damages” owing pursuant to a registration rights agreement, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (y) any expensing of bridge, commitment and other financing fees in connection with any acquisitions after the date of the indenture and (z) commissions, discounts, yield and other fees and charges (including interest) incurred in connection with any Qualified Securitization Facility or any other transaction pursuant to which Teleflex or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable, Securitization Assets or related assets of the type specified in the definition of “Qualified Securitization Facility,” and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (but excluding any one-time cash costs associated with breakage); plus

(b)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d)	all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Teleflex (other than Disqualified Stock) or to Teleflex or a Restricted Subsidiary of Teleflex; minus

(2) (a)	interest income of such Person and its Restricted Subsidiaries for such period; and

(b)	any amortization of deferred charges or debt discount resulting from the application of FASB Accounting Standards Codification Topic 470-20—Debt—Debt with Conversion and Other Options (formerly FASB Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)).

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof;

(2)	to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof;

(3)	to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or

(4)	as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;

provided, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. In any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee will be assumed to be direct obligations of such obligor.

“Guarantors” means any Subsidiary of Teleflex that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or any other agreements or arrangements designed to protect such Person against fluctuations in, or providing for the transfer or mitigation of risks related to, currency exchange rates or commodity prices, in each case, either generally or under specific contingencies.

For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets do not exceed 2.5% of the consolidated assets of Teleflex and its Subsidiaries, determined as of the end of the fiscal quarter most recently ended for which financial statements are available; provided that (1) a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any other Indebtedness of Teleflex and (2) the aggregate amount of total assets of all Immaterial Subsidiaries shall not at any time exceed 5.0% of the consolidated assets of Teleflex and its Subsidiaries, determined as of the end of the fiscal quarter most recently ended for which financial statements are available.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued interest (other than accrued interest or interest paid in kind that has accreted to the principal amount), accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, other than any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than undrawn letters of credit and Hedging Obligations not required to appear as a liability upon a balance sheet of the specified Person) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, to the extent not otherwise included, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of FASB Accounting Standards Codification Topic 815—Derivatives and Hedging and FASB Accounting Standards Codification Topic 470-20—Debt—Debt with Conversion and Other Options (formerly FASB Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)) and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Notwithstanding the foregoing, for the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of Teleflex, qualified to perform the task for which it has been engaged.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if either such entity ceases to rate the notes for reasons outside of the control of Teleflex, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Teleflex as a replacement agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	debt securities or debt instruments with an Investment Grade rating, but excluding any debt securities or instruments constituting loans or advances among Teleflex and its Subsidiaries;

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Teleflex or any Restricted Subsidiary of Teleflex sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Teleflex such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Teleflex, Teleflex will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Teleflex’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Teleflex or any Restricted Subsidiary of Teleflex of a Person that holds an Investment in a third Person will be deemed to be an Investment by Teleflex or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption

“Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance of the notes under the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Securitization Facility, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Teleflex or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for any liability, adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP, including, but not limited to, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness as to which neither Teleflex nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (2) is directly or indirectly liable as a guarantor or otherwise; provided, that Indebtedness which is otherwise Non-Recourse Debt will not lose its character as Non-Recourse Debt if there is recourse to Teleflex or any of its Restricted Subsidiaries for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Note Guarantee” means the Guarantee by each Guarantor of Teleflex’s obligations under the indenture and the notes, in accordance with the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Teleflex’s common stock purchased by Teleflex in connection with an issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Teleflex from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Teleflex from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means any business that is the same as, or reasonably related, similar, ancillary or complementary to, any of the businesses in which Teleflex and its Restricted Subsidiaries are engaged on the date of the indenture.

“Permitted Convertible Indebtedness” means (1) Indebtedness of Teleflex (which may be Guaranteed by the Guarantors) permitted to be incurred under the terms of the indenture that is either (a) convertible into common stock of Teleflex (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Teleflex and/or cash (in an amount determined by reference to the price of such common stock); and (2) the Convertible Notes.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and/or any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in Teleflex or in a Restricted Subsidiary of Teleflex;

(2)	any Investment in cash or Cash Equivalents or Investment Grade Securities with a maturity of 24 months or less from the date of purchase;

(3)	any Investment by Teleflex or any Restricted Subsidiary of Teleflex in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Teleflex; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Teleflex or a Restricted Subsidiary of Teleflex;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Teleflex;

(6)	(a) advances, loans or extensions of trade credit in the ordinary course of business by Teleflex or any of its Restricted Subsidiaries, (b) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment and (c) Investments received (i) in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of Teleflex or any of its Restricted Subsidiaries, (ii) in exchange for any other Investment or accounts receivable held by Teleflex or any Restricted subsidiary in connection with or pursuant to any bankruptcy, workout, plan of reorganization, recapitalization or similar arrangement; or (iii) in connection with litigation, arbitration or other disputes or as a result of foreclosure by Teleflex or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer or title to any secured Investment in default or otherwise pursuant to the terms of the agreement governing such Investment or by operation of law;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to, or guarantees of such loans or advances to, employees, former employees, consultants or former consultants of Teleflex or any of its Restricted Subsidiaries (or cancellation or forgiveness thereof) made in the ordinary course of business of Teleflex or any Restricted Subsidiary of Teleflex in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(10)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(11)	Investments acquired after the date of the indenture as a result of the acquisition by Teleflex or any Restricted Subsidiary of Teleflex of another Person, including by way of a merger, amalgamation or consolidation with or into Teleflex or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(12)	any Investments by Teleflex or a Subsidiary of Teleflex in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person that, in the good faith determination of Teleflex, are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(13)	any Investment made within 90 days after the date of the commitment to make the Investment, that when such commitment was made, would have complied with the terms of the indenture;

(14)	Permitted Bond Hedge Transactions which constitute Investments;

(15)	Investments in any joint ventures or a Permitted Business in an amount outstanding not to exceed, as of the date of such Investment, the greater of (a) $150.0 million or (b) 4.0% of Total Assets (with the Fair Market Value of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect subsequent changes in value); provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary;

(16)	Investments in a Captive Insurance Subsidiary in an amount that does not exceed the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed plus the amount of any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary, and any Investment by a Captive Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed and made in the ordinary course of its business and rated in one of the four highest rating categories;

(17)	any bonds, promissory notes or other securities (which may be either debt or equity securities) received by Teleflex or any of its Subsidiaries issued as payment or settlement for accounts receivables owing from an entity that is subject to a proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(18)	the funding of any pension plan of Teleflex or a Restricted Subsidiary of Teleflex, which plan has been approved by the Board of Directors of Teleflex; and

(19)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made without giving effect to subsequent changes in value, but reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in cash by Teleflex or any of its Restricted Subsidiaries in respect of such Investment; provided that any such amount or value which reduces the aggregate Fair Market Value of Investments outstanding pursuant to this clause (19) will be excluded for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of the covenant described under “—Certain Covenants—Restricted Payments”), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, not to exceed the greater of (a) $150.0 million or (b) 4.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)

Liens on assets of Teleflex or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred pursuant to clause (1) or securing Indebtedness and other Obligations that were permitted by the terms of the indenture to be incurred pursuant to clause (21) of the definition of Permitted Debt; provided that, for purposes of this cross-reference only, beginning on the Fall Away Date, the aggregate principal amount of Indebtedness and other Obligations that is permitted to be secured pursuant to this clause (1) will continue to be limited to the amount set forth in clause (1) and clause (21) of the definition or Permitted Debt;

(2)	Liens in favor of Teleflex or the Guarantors;

(3)	Liens on property, shares of stock or other assets of a Person existing at the time such Person becomes a Restricted Subsidiary of Teleflex or is merged with or into or consolidated with Teleflex or any Restricted Subsidiary of Teleflex; provided that such Liens were not created or incurred in contemplation of such Person becoming a Restricted Subsidiary of Teleflex or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Teleflex or is merged with or into or consolidated with Teleflex or any Restricted Subsidiary of Teleflex;

(4)	Liens on property (including Capital Stock) or other assets existing at the time of acquisition of such property or assets by Teleflex or any Subsidiary of Teleflex; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations) and any Liens in favor of, or required by contracts with, governmental entities;

(6)	Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations permitted to be incurred pursuant to clause (4) of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(7)	Liens existing on the date of the indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet overdue for a period of 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees) or the exchange notes (or the related Note Guarantees) to be issued pursuant to the registration rights agreement;

(12)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)

the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing

Indebtedness and (y) an amount necessary to pay any fees and expenses, premiums (including tender premiums) and defeasance costs, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15)	bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)	(a) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Teleflex or any of its Restricted Subsidiaries and do not secure any Indebtedness and (b) grants of grants of software and other technology licenses in the ordinary course of business;

(19)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)	Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Facility;

(21)	Liens securing Indebtedness of Foreign Subsidiaries that relate solely to the Equity Interests or assets of Foreign Subsidiaries;

(22)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23)	Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off);

(24)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25)	Liens that are contractual rights of set-off (a) relating to pooled deposit or sweep accounts of Teleflex or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Teleflex and its Restricted Subsidiaries or (b) relating to purchase orders and other agreements entered into with customers of Teleflex or any of its Restricted Subsidiaries in the ordinary course of business;

(26)	Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligations;

(27)

Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such

Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto); and

(28)	Liens incurred in the ordinary course of business of Teleflex or any Restricted Subsidiary of Teleflex with respect to obligations that do not exceed, as of any date of incurrence, the greater of (a) $200.0 million or (b) 5.0% of Total Assets.

“Permitted Refinancing Indebtedness” means any Indebtedness of Teleflex or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Teleflex or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums (including tender premiums) and defeasance costs, incurred in connection therewith); provided that, for the avoidance of doubt, in the case of Permitted Convertible Indebtedness, the applicable amount shall be the face amount of such Permitted Convertible Indebtedness;

(2)	such Permitted Refinancing Indebtedness has a final maturity date that is the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)	if Indebtedness is being renewed, refunded, refinanced, replaced, defeased or discharged that is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	no Restricted Subsidiary that is not a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such non-Guarantor Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Teleflex’s common stock sold by Teleflex substantially concurrently with any purchase by Teleflex of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (1) the Board of Directors of Teleflex shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Teleflex and the applicable Securitization Subsidiary, (2) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at Fair Market Value (as determined in good faith by Teleflex) and (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Teleflex) or (b) constituting a receivables financing facility.

“Qualifying Equity Interests” means Equity Interests of Teleflex other than (1) Disqualified Stock and (2) options, warrants or rights to purchase Capital Stock (i) sold as units with Indebtedness constituting Permitted Convertible Indebtedness or (ii) issued in a Permitted Warrant Transaction.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, and any successor to its rating agency business.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment under a Qualified Securitization Facility that is a securitization financing facility (and not a receivables financing facility) and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Teleflex or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which Teleflex or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of engaging in, and that solely engages in, one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Subordinated Notes” means Teleflex’s 6.875% Senior Subordinated Notes due 2019 outstanding on the date of the indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of Teleflex and the Restricted Subsidiaries, as shown on the most recent balance sheet of Teleflex for the then most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date of determination, with such adjustments to Total Assets as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Transaction Costs” means the costs, fees, expenses and premiums associated with the Transactions.

“Transactions” means the issuance of the outstanding notes, the use of the net proceeds therefrom as described under the caption “Use of Proceeds” in the offering memorandum distributed in connection with the private offering of the outstanding notes and other transactions in connection therewith or incidental thereto.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2019; provided, however, that if the period from the redemption date to June 15, 2019, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Teleflex that is designated by the Board of Directors of Teleflex as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Teleflex or any Restricted Subsidiary of Teleflex unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to Teleflex or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Teleflex;

(3)	is a Person with respect to which neither Teleflex nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Teleflex or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, exchange and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”), and entities whose underlying assets are considered to include the assets of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes with any portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” (within the meaning of Section 3(42) of ERISA or any applicable Similar Laws)with persons or entities who are “parties in interest”, within the meaning of Section 3(14) of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which we, a subsidiary guarantor or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition and/or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plans that are “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under other applicable Similar Laws.

Because of the foregoing, the notes should not be acquired, exchanged or held by any person investing plan assets of any Plan unless such acquisition, exchange of outstanding notes for exchange notes and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of the notes (including an exchange note) each purchaser and subsequent transferee of the notes (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes plan assets or (ii) the purchase and holding of the notes, or any interest therein, and the exchange of outstanding notes for exchange notes, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code nor a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes, or the exchange of outstanding notes for exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of the notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters with respect to the Pennsylvania registrant will be passed upon for us by James J. Leyden, Vice President, General Counsel and Secretary of Teleflex Incorporated. Certain legal matters with respect to the Utah registrant will be passed upon for us by Ballard Spahr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at www.sec.gov. Our filings with the SEC are also available to the public through the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We make our filings available on the investors section of our website (www.teleflex.com) as soon as reasonably practicable after such material is electronically filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Our website and the information contained on or accessible through our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether or not to purchase our securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the SEC and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 20, 2015 (including the portions of our Proxy Statement on Schedule 14A for our 2015 annual meeting of stockholders filed with the SEC on March 17, 2015 that are incorporated by reference therein).

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Teleflex Incorporated

Attn: Jake Elguicze, Treasurer and Vice President, Investor Relations

550 East Swedesford Road, Suite 400

Wayne, PA 19087

(610) 225-6800

Teleflex Incorporated

Offer to Exchange

$250,000,000 aggregate principal amount of its 5.25% Senior Notes due 2024 and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 5.25% Senior Notes due 2024 and the guarantees thereof.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Teleflex Incorporated maintains directors’ and officers’ liability insurance that insures any person who is a director or officer of Teleflex Incorporated and each of the other registrants against any liability incurred by him or her in any such capacity or arising out of his or her status as a director or officer.

Registrants Incorporated or Organized in Delaware

Teleflex Incorporated, Airfoil Technologies International-Ohio, Inc., Arrow International Investment Corp., Arrow Interventional, Inc., Hotspur Technologies, Inc., Sempur Biosciences Corp., Technology Holding Company II, Technology Holding Company III, TFX Equities Incorporated, TFX International Corporation, TFX Medical Wire Products, Inc., TFX North America Inc. and VasoNova, Inc are incorporated in the State of Delaware and Vidacare LLC is organized under the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the companies listed above pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to eliminate or limit the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, provided that such a provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the director derived an improper personal benefit.

Article THIRTEENTH of Teleflex Incorporated’s Restated Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, Teleflex Incorporated’s directors shall not be personally liable to Teleflex Incorporated or its stockholders for monetary damages for breach of their fiduciary duty as directors. Article 10 of the Certificate of Incorporation of Airfoil Technologies International-Ohio, Inc. provides that no director of Airfoil Technologies International-Ohio, Inc. shall be liable to Airfoil Technologies International-Ohio, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Airfoil Technologies International-Ohio, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of Arrow International Investment Corp.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, Arrow International Investment Corp.’s directors shall not be liable to Arrow International Investment Corp. or its stockholders for monetary damages for breach of their fiduciary duty as directors. Article EIGHTH of Arrow Interventional, Inc.’s Certificate of Incorporation provides that no director of Arrow Interventional, Inc. shall be liable to Arrow Interventional, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Arrow Interventional, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of Hotspur Technologies, Inc.’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of Hotspur Technologies, Inc. shall not be personally liable to Hotspur Technologies, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article EIGHTH of TFX Medical Wire Products, Inc.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, no director of TFX Medical Wire Products, Inc. shall be personally liable to TFX Medical Wire Products, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Article SEVENTH of the TFX North America Inc.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, no director of TFX North America Inc. shall be personally liable to TFX North America Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Article SIXTH of VasoNova, Inc.’s Certificate of Incorporation provides that, except to the extent otherwise provided by the DGCL, no director of VasoNova, Inc. shall be liable to VasoNova, Inc. or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee or agent of the corporation (or person serving at the request of the corporation in such capacity in another enterprise) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article V of Teleflex Incorporated’s Amended and Restated Bylaws provides generally that Teleflex Incorporated will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was or has agreed to become Teleflex Incorporated’s director, officer or employee or is or was serving at Teleflex Incorporated’s request as a director, officer, employee, agent or similar functionary of another enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding, subject to the conditions substantively similar to those in Section 145 to the DGCL, described above. Article VII of Airfoil Technologies International-Ohio, Inc.’s Bylaws provides generally that Airfoil Technologies International-Ohio, Inc. shall, to the extent permitted by the DGCL, indemnify its officers, directors, employees and agents. Article VI of Arrow International Investment Corp.’s Bylaws provides generally that Arrow International Investment Corp. shall, to the fullest extent permitted by law, indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Arrow International Investment Corp. or is or was serving as a director or officer at another corporation, partnership, joint venture, trust or other enterprise at the request of Arrow International Investment Corp., against all liability and loss suffered and expenses reasonably incurred by such person. Article VI of Arrow Interventional. Inc.’s Bylaws provides generally that under certain circumstances, Arrow Interventional Inc. shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Arrow Interventional. Inc. or is or was serving as a director or officer at another corporation, partnership, joint venture, trust or other enterprise at the request of Arrow Interventional. Inc., against expenses (including attorney’s fees), actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Arrow Interventional Inc. Article VII of Hotspur Technologies, Inc.’s Certificate of Incorporation provides generally that Hotspur Technologies, Inc. shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of Hotspur Technologies, Inc. or any predecessor of Hotspur Technologies, Inc., or serves or served at any other enterprise as a director or officer at the request of Hotspur Technologies, Inc. or any predecessor of Hotspur Technologies, Inc. Article SEVENTH of Semprus Biosciences Corp.’s Fourth Restated Certificate of Incorporation provides generally that Semprus Biosciences Corp. shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Semprus Biosciences Corp. or, while a director or officer of Semprus Biosciences Corp., is or was serving at the request of Semprus Biosciences Corp. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in such action, suit or proceeding. Article IV of TFX Equities Incorporated’s Bylaws provides generally that TFX Equities Incorporated shall, to the extent permissible under the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TFX Equities Incorporated or is or was serving as a director or officer at another enterprise at the request of TFX Equities Incorporated, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article NINTH of TFX North America Inc.’s Certificate of Incorporation provides generally that TFX North America Inc. shall, to the extent permitted by law, fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TFX North America Inc. or is or was serving as a director or officer at another corporation, partnership, joint venture, trust or other enterprise at the request of TFX North America Inc. Article VI of TFX North America Inc.’s Bylaws provides that, to the full extent permitted by Section 145 of the DGCL, TFX North America Inc. shall indemnify its officers and directors and the officers and directors of its subsidiaries. Article IV of VasoNova, Inc.’s By-laws provides generally that VasoNova, Inc. shall, to the extent permitted by law, fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is the legal representative, is or was or has agreed to become a director or officer of VasoNova, Inc., or is or was serving or has agreed to serve at the request of VasoNova, Inc. as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of VasoNova, Inc., or is or was serving at the request of VasoNova, Inc. as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding, or any inquiry or investigation that could lead to such a proceeding, and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the VasoNova, Inc., and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.

Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving in such capacity at the request of the corporation for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the Section 145 of the DGCL. Article V of Teleflex Incorporated’s Amended and Restated Bylaws requires that Teleflex Incorporated purchase and maintain insurance to protect Teleflex Incorporated and any person who is or was or has agreed to become Teleflex Incorporated’s director or officer or is or was serving at Teleflex Incorporated’s request as a director, officer, employee, agent or similar functionary of another enterprise against any expense, liability or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not Teleflex Incorporated would have the power to indemnify him or her against such liability under the provisions of Article V of the Bylaws, provided that such insurance is available on acceptable terms, as determined by a vote of a majority of the entire Board of Directors. Teleflex Incorporated has purchased directors’ and officers’ liability insurance.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in a company’s limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 7.2 of the Limited Liability Company Agreement of Vidacare LLC provides generally that Vidacare LLC, to the fullest extent permitted by law, shall indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a member, director or officer of Vidacare LLC, against losses, damages, expenses, (including attorney’s fees), judgments, fines and amounts reasonably incurred by him/her in connection with such action, suit or proceeding.

Registrants Incorporated in Pennsylvania

Arrow International, Inc. is incorporated in the Commonwealth of Pennsylvania.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Section 1741 provides that a corporation, unless otherwise restricted in its bylaws, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 1742 provides that a corporation, unless otherwise restricted in its bylaws, shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and the determination will be made by (i) the board of directors by a majority vote of a quorum of directors who were not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 provides that expenses incurred by a representative in defending any action or proceeding referred to in Subchapter 17D of the BCL may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Section 1747 also grants a corporation, unless otherwise restricted in its bylaws, the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability incurred by him or her in his or her capacity as a representative, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17D of the BCL.

Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Article 8 of Arrow International, Inc.’s Amended and Restated Articles of Incorporation provides that subject to certain conditions, Arrow International, Inc. will, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Arrow International, Inc., or is or was serving at Arrow International, Inc.’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or entity, against all liability, loss and expense (including attorney’s fees and amounts paid in settlement), actually and reasonably incurred by such person in connection with such proceeding. Article IX of Arrow International Inc.’s Bylaws provides generally that no director of Arrow International Inc. shall be personally liable for monetary damages for any action taken or any failure to take action unless (a) the director has breached or failed to perform the duties of his or her office and (b) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

Registrant Incorporated in California

Teleflex Medical Incorporated is incorporated in the state of California. Section 317 of the California General Corporation Law provides that a California corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of a derivative action, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for these expenses which the court shall deem proper. Section 317 further provides that to the extent that the director, officer, employee or agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in the defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually or reasonably incurred by him or her in connection with such defense.

Article VI of Teleflex Medical Incorporated’s Amended and Restated Articles of Incorporation provides that to the fullest extent permissible under California law, the liability of the directors of Teleflex Medical Incorporated for monetary damages shall be eliminated. Article IV of Teleflex Medical Incorporated’s Amended and Restated Bylaws provides generally that, to the full extent permitted by applicable law, Teleflex Medical Incorporated shall indemnify and hold harmless each agent of Teleflex Medical Incorporated from and against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding.

Registrant Incorporated in New York

Not applicable.

Registrant Incorporated in Utah

Wolfe-Tory Medical, Inc. is incorporated in the state of Utah. Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that: (i) pursuant to Subsection 902(4), the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit; and (ii) pursuant to Subsection 902(5), indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

Pursuant to Wolfe-Tory Medical, Inc.’s articles of incorporation and its bylaws, it indemnifies, to the full extent permitted by the laws of the State of Utah, any person who was or is a defendant or is threatened to be made a defendant (and may indemnify any person who was or is a party or is threatened to be made a party to) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by the reason of the fact that such person (a) is or was a director, officer, employee or agent of Wolfe-Tory Medical, Inc., or (b) is or was serving at the request of Wolfe-Tory Medical, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believe to be in, or not opposed to, the best interests of Wolfe-Tory Medical, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which a person shall have been adjudged to be liable to Wolfe-Tory Medical, Inc. unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any indemnification under subsections (a) or (b) above shall be made by Wolfe-Tory Medical, Inc. only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person met the applicable standard of conduct set forth in such subsections. Additionally, expenses incurred by any director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by Wolfe-Tory Medical, Inc. in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it ultimately shall be determined that the director or officer is not entitled to be indemnified by Wolfe-Tory Medical, Inc.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1.1.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company’s Form 10-Q for the period ended June 30, 1985).

3.1.1.2	Amendment to Article Thirteenth of the Company’s Articles of Incorporation (incorporated by reference to Exhibit 3 of the Company’s Form 10-Q for the period ended June 28, 1987).

3.1.1.3	Amendment to the first paragraph of Article Fourth of the Company’s Articles of Incorporation (incorporated by reference to Proposal 2 of the Company’s Proxy Statement filed on March 29, 2007).

3.1.2*	Certificate of Incorporation of Airfoil Technologies International-Ohio, Inc.

3.1.3*	Certificate of Incorporation of Arrow International Investment Corp.

3.1.4*	Amended and Restated Articles of Incorporation of Arrow International, Inc.

3.1.5*	Certificate of Incorporation of Arrow Interventional, Inc.

3.1.6*	Amended and Restated Certificate of Incorporation of Hotspur Technologies, Inc.

3.1.7*	Fourth Restated Certificate of Incorporation of Semprus Biosciences Corp.

3.1.8*	Certificate of Incorporation of Technology Holding Company II.

3.1.9*	Certificate of Incorporation of Technology Holding Company III.

3.1.10*	Amended and Restated Articles of Incorporation of Teleflex Medical Incorporated.

3.1.11*	Certificate of Incorporation of TFX Equities Incorporated.

3.1.12*	Certificate of Incorporation of TFX International Corporation.

3.1.13*	Certificate of Incorporation of TFX Medical Wire Products, Inc.

3.1.14*	Certificate of Incorporation of TFX North America Inc.

3.1.15*	Amended and Restated Certificate of Incorporation of VasoNova, Inc.

3.1.16*	Certificate of Formation of Vidacare LLC.

3.1.17*	Amended and Restated Articles of Incorporation of Wolfe-Tory Medical, Inc.

3.2.1	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on May 7, 2009).

3.2.2*	Amended and Restated Bylaws of Airfoil Technologies International-Ohio, Inc.

3.2.3*	Amended and Restated Bylaws of Arrow International Investment Corp.

3.2.4*	Amended and Restated Bylaws of Arrow International, Inc.

3.2.5*	Amended and Restated Bylaws of Arrow Interventional, Inc.

3.2.6*	Amended and Restated Bylaws of Hotspur Technologies, Inc.

3.2.7*	Amended and Restated Bylaws of Semprus Biosciences Corp.

3.2.8*	Amended and Restated Bylaws of Technology Holding Company II

3.2.9*	Amended and Restated Bylaws of Technology Holding Company III

3.2.10*	Teleflex Medical Incorporated Amended and Restated Bylaws

Exhibit No.	Description

3.2.11*	Amended and Restated Bylaws of TFX Equities Incorporated

3.2.12*	Amended and Restated Bylaws of TFX International Corporation

3.2.13*	Amended and Restated Bylaws of TFX Medical Wire Products, Inc.

3.2.14*	Amended and Restated Bylaws of TFX North America Inc.

3.2.15*	Amended and Restated Bylaws of Vasonova, Inc.

3.2.16*	Limited Liability Company Agreement of Vidacare LLC

3.2.17*	Amendment No. 1 to Limited Liability Company Agreement of Vidacare LLC

3.2.18*	Amendment No. 2 to Limited Liability Company Agreement of Vidacare LLC

3.2.19*	Amended and Restated Bylaws of Wolfe-Tory Medical, Inc.

4.1.1	Indenture, dated August 2, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Company’s registration statement on Form S-3 (Registration No. 333-168464) filed on August 2, 2010).

4.1.2	First Supplemental Indenture, dated August 9, 2010, between the Company and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 3.875% Convertible Subordinated Debentures due 2017 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on August 9, 2010).

4.1.3	Form of 3.875% Convertible Senior Subordinated Notes due 2017 (incorporated by reference to Exhibit A in Exhibit 4.2 to the Company’s Form 8-K filed on August 9, 2010).

4.1.4	Second Supplemental Indenture, dated June 13, 2011, between the Company and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 6.875% Senior Subordinated Notes due 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on June 13, 2011).

4.1.5	Form of 6.875% Senior Subordinated Notes due 2019 (incorporated by reference to Exhibit A in Exhibit 4.2 to the Company’s Form 8-K filed on June 13, 2011).

4.1.6	Third Supplemental Indenture, dated October 28, 2013, among the Company, the Guaranteeing Subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 6.875% Senior Subordinated Notes due 2019 (incorporated by reference to Exhibit 4.1.6 to the Company’s Form 10-K filed on February 24, 2014).

4.1.7	Fourth Supplemental Indenture, dated April 18, 2014, among the Company, the Guaranteeing Subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 6.875% Senior Subordinated Notes due 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-Q filed on April 30, 2014).

4.1.8	Indenture, dated May 21, 2014, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 5.25% Senior Notes due 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 22, 2014).

4.1.9	Form of 5.25% Senior Notes due 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 22, 2014).

4.1.10	Registration Rights Agreement, dated May 21, 2014, by and among the Company, the guarantors named therein and the other parties thereto, relating to the Company’s 5.25% Senior Notes due 2024 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on May 22, 2014).

Exhibit No.	Description

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of James J. Leyden, Vice President, General Counsel and Secretary of Teleflex Incorporated.

5.3*	Opinion of Ballard Spahr LLP.

10.1	Teleflex Incorporated Retirement Income Plan, as amended and restated effective January 1, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-K filed on February 20, 2015).

10.2†	Amended and Restated Teleflex Incorporated Deferred Compensation Plan, dated December 26, 2012 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K filed on February 22, 2013).

10.3	Amended and Restated Teleflex 401(k) Savings Plan, effective as of January 1, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-K filed on February 20, 2015).

10.4.1†	2000 Stock Compensation Plan (incorporated by reference to the Company’s registration statement on Form S-8 (Registration No. 333-38224), filed on May 31, 2000).

10.4.2†	Amendment dated March 28, 2012, to 2000 Stock Compensation Plan (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on May 1, 2012).

10.5.1†	2008 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement for the 2008 Annual Meeting of Stockholders filed on March 21, 2008).

10.5.2†	Amendment dated March 28, 2012, to 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed on May 1, 2012).

10.5.3	Form of Stock Option Agreement for stock options granted on or after January 1, 2013 under the Company’s 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.5.3 to the Company’s Form 10-K filed on February 24, 2014).

10.5.4	Form of Restricted Stock Award Agreement for restricted awards granted on or after January 1, 2013 under the Company’s 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.5.4 to the Company’s Form 10-K filed on February 24, 2014).

10.5.5	Restricted Stock Award Agreement between the Company and Benson F. Smith for restricted stock award granted on March 14, 2013 (incorporated by reference to Exhibit 10.5.5 to the Company’s Form 10-K filed on February 24, 2014).

10.6†	Teleflex Incorporated 2011 Executive Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement for the 2011 Annual Meeting of Stockholders filed on March 25, 2011).

10.7†	Teleflex Incorporated 2014 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement for the 2014 Annual Meeting of Stockholders filed on March 28, 2014).

10.8†	Executive Change In Control Agreement, dated December 15, 2011, between the Company and Benson F. Smith (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 16, 2011).

10.9†	Senior Executive Officer Severance Agreement, dated March 25, 2011, between the Company and Benson F. Smith (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on April 26, 2011).

10.10†	Executive Change In Control Agreement, dated July 30, 2012, between the Company and Liam Kelly (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed on July 31, 2012).

Exhibit No.	Description

10.11†	Senior Executive Officer Severance Agreement, dated July 30, 2012, between the Company and Liam Kelly (incorporated by reference to Exhibit 10.13 to the Company’s Form 10-K filed on February 22, 2013).

10.12.1†	Executive Employment Agreement, dated July 30, 2012, between Teleflex Medical Europe Limited and Liam Kelly (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on July 31, 2012).

10.12.2†	Letter Agreement, dated as of April 1, 2014, between the Company and Liam Kelly, relating to compensation and benefits to be provided to Mr. Kelly in connection with his appointment as Executive Vice President and President, Americas (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on April 30, 2014).

10.13†	Senior Executive Officer Severance Agreement, dated March 26, 2013, between the Company and Thomas E. Powell (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on April 30, 2013).

10.14†	Executive Change In Control Agreement, dated March 26, 2013, between the Company and Thomas E. Powell (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on April 30, 2013).

10.15.1†	Contract of Employment, dated September 27, 2011, between the Company and Thomas Anthony Kennedy (incorporated by reference to Exhibit 10.15.1 to the Company’s Form 10-K filed on February 20, 2015).

10.15.2†	Letter Agreement, dated April 29, 2013, between the Company and Thomas Anthony Kennedy, relating to Mr. Kennedy’s appointment as Senior Vice President, Global Operations (incorporated by reference to Exhibit 10.15.2 to the Company’s Form 10-K filed on February 20, 2015).

10.16†	Letter Agreement, dated March 8, 2013, between the Company and Cameron Hicks relating to Mr. Hick’s employment as Vice President, Global Human Resources (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-K filed on February 20, 2015).

10.17†	Contract of Employment, dated November 26, 2012, between the Company and Karen Boylan (incorporated by reference to Exhibit 10.17 to the Company’s Form 10-K filed on February 20, 2015).

10.18.1	Credit Agreement, dated July 16, 2013, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, the guarantors party thereto, the lenders party thereto and each other party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on July 22, 2013).

10.18.2	Consent and Amendment No. 1, dated March 27, 2014, to Credit Agreement dated as of July 16, 2013, among the Company, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 2, 2014).

10.19	Convertible Bond Hedge Transaction Confirmation, dated August 3, 2010, between the Company and Bank of America, National Association, as dealer (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 9, 2010).

10.20	Convertible Bond Hedge Transaction Confirmation, dated August 3, 2010, between the Company and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, as dealer (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on August 9, 2010).

10.21	Issuer Warrant Transaction Confirmation, dated August 3, 2010, between the Company and Bank of America, National Association, as dealer (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on August 9, 2010).

Exhibit No.	Description

10.22	Issuer Warrant Transaction Confirmation, dated August 3, 2010, between the Company and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, as dealer (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on August 9, 2010).

12*	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Company’s Form 10-K filed on February 20, 2015).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1 hereto).

23.3*	Consent of James J. Leyden, Vice President, General Counsel and Secretary of Teleflex Incorporated (included as part of Exhibit 5.2 hereto).

23.4*	Consent of Ballard Spahr LLP (included as part of Exhibit 5.3 hereto).

24*	Powers of Attorney (included in the signature pages of this registration statement).

25.1*	Form T-1 Statement Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association as trustee under the Indenture, dated May 21, 2014, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 5.25% Senior Notes due 2024.

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
†	Denotes management contracts or compensatory plans or arrangements.

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included or incorporated by reference in the prospectus and are incorporated herein by reference.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Teleflex Incorporated

By:	/s/ Benson F. Smith
	Name:	Benson F. Smith
	Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Dates

/s/ Benson F. Smith Benson F. Smith	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 20, 2015

/s/ Thomas E. Powell Thomas E. Powell	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2015

/s/ George Babich, Jr. George Babich, Jr.	Director	March 20, 2015

/s/ Patricia C. Barron Patricia C. Barron	Director	March 20, 2015

/s/ William R. Cook William R. Cook	Director	March 20, 2015

Signature	Capacity	Dates

/s/ W. Kim Foster W. Kim Foster	Director	March 20, 2015

/s/ Dr. Jeffrey A. Graves Dr. Jeffrey A. Graves	Director	March 20, 2015

/s/ Stephen K. Klasko Stephen K. Klasko	Director	March 20, 2015

/s/ Sigismundus W.W. Lubsen Sigismundus W.W. Lubsen	Director	March 20, 2015

/s/ Stuart A. Randle Stuart A. Randle	Director	March 20, 2015

/s/ Harold L. Yoh III Harold L. Yoh III	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Airfoil Technologies International-Ohio, Inc.

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jake Elguicze Jake Elguicze	President and Director (Principal Executive Officer)	March 20, 2015

/s/ Matthew Howald Matthew Howald	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Arrow International Investment Corp.

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jake Elguicze Jake Elguicze	President and Director (Principal Executive Officer)	March 20, 2015

/s/ Matthew Howald Matthew Howald	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Arrow International, Inc.

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Liam Kelly Liam Kelly	President and Director (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Arrow Interventional, Inc.

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Liam Kelly Liam Kelly	President and Director (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Hotspur Technologies, Inc.

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Howard Miller Howard Miller	President (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Semprus Biosciences Corp.

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gwen Watanabe Gwen Watanabe	President (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Technology Holding Company II

By:	/s/ James J. Leyden
Name: James J. Leyden
Title: Assistant Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jake Elguicze Jake Elguicze	President and Director (Principal Executive Officer)	March 20, 2015

/s/ Donald J. Bromley Donald J. Bromley	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ Christopher C. Jones Christopher C. Jones	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Technology Holding Company III

By:	/s/ James J. Leyden
Name: James J. Leyden
Title: Assistant Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jake Elguicze Jake Elguicze	President and Director (Principal Executive Officer)	March 20, 2015

/s/ Donald J. Bromley Donald J. Bromley	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ Christopher C. Jones Christopher C. Jones	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Teleflex Medical Incorporated

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Liam Kelly Liam Kelly	President (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

TFX Equities Incorporated

By:	/s/ James J. Leyden
Name: James J. Leyden Title: Assistant Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Neil Daniels Neil Daniels	President (Principal Executive Officer)	March 20, 2015

/s/ Donald J. Bromley Donald J. Bromley	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Director	March 20, 2015

/s/ Christopher C. Jones Christopher C. Jones	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

TFX International Corporation

By:	/s/ James J. Leyden
Name: James J. Leyden Title: Assistant Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Neil Daniels Neil Daniels	President (Principal Executive Officer)	March 20, 2015

/s/ Arthur E. M. Jones Arthur E. M. Jones	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Director	March 20, 2015

/s/ Jennifer M. Kelly Jennifer M. Kelly	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

TFX Medical Wire Products, Inc.

By:	/s/ Jake Elguicze
Name: Jake Elguicze Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Tim Kelleher Tim Kelleher	President (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

TFX North America Inc.

By:	/s/ James J. Leyden
Name: James J. Leyden Title: Assistant Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Neil Daniels Neil Daniels	President (Principal Executive Officer)	March 20, 2015

/s/ Arthur E. M. Jones Arthur E. M. Jones	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Director	March 20, 2015

/s/ Jennifer M. Kelly Jennifer M. Kelly	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

VasoNova, Inc.

By:	/s/ Jake Elguicze
Name: Jake Elguicze Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jay White Jay White	President (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Vidacare LLC

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Nigel Bark Nigel Bark	President (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on March 20, 2015.

Wolfe-Tory Medical, Inc.

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jake Elguicze and James J. Leyden and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Justin McMurray Justin McMurray	President (Principal Executive Officer)	March 20, 2015

/s/ Jake Elguicze Jake Elguicze	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	March 20, 2015

/s/ John Deren John Deren	Director	March 20, 2015